As filed with the Securities and Exchange Commission on April 18, 2000
                           Registration No. 333-95557
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                 AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            5TH AVENUE CHANNEL CORP.
                 (Name of Small Business Issuer in its Charter)

           FLORIDA                             4841                        59-3175814
-------------------------------     ----------------------------     ----------------------
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)      Identification Number)

                             3957 N.E. 163rd Street
                        North Miami Beach, Florida 33160
                                 (305) 947-3010
          (Address and telephone number of principal executive offices and principal place of business)

                                  Melvin Rosen
                                    President
                            5th Avenue Channel Corp.
                             3957 N.E. 163rd Street
                        North Miami Beach, Florida 33160
                                 (305) 947-3010
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Leonard H. Bloom, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

                                ----------------

                Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                ----------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                    PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF            AMOUNT TO          OFFERING PRICE           AGGREGATE OFFERING         REGISTRATION
SHARES TO BE REGISTERED         BE REGISTERED         PER SHARE(1)                 PRICE(1)                   FEE
------------------------------------------------------------------------------------------------------------------------

Common Stock,                       5,121,254            $3.84                     $19,665,615.36        $5,191.72
  $.001 par value(2)                 shares
------------------------------------------------------------------------------------------------------------------------
Common Stock,                        300,000             $2.50                       $750,000              $198.00
  $.001 par value(3)                 shares
------------------------------------------------------------------------------------------------------------------------
Common Stock,                        15,000              $5.00                        $75,000               $19.80
  $.001 par value(3)                 shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                          5,000              $6.00                        $30,000                $7.92
$.001 par value(3)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                          9,000              $3.875                       $34,875                $9.21
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         10,000              $6.00                        $60,000               $15.84
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         10,000              $2.00                        $20,000                $5.28
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                          8,334              $6.75                        $56,255               $14.85
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                          8,333              $8.625                       $71,872               $18.97
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                          8,333              $8.438                       $70,314               $18.56
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         100,000             $5.625                      $562,500              $148.50
$.001 par value(4)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         75,000              $5.25                       $393,750              $103.95
$.001 par value(5)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         75,000              $6.00                       $450,000              $118.80
$.001 par value(5)                   shares
------------------------------------------------------------------------------------------------------------------------
Common Stock                         50,000              $7.00                       $350,000               $92.40
$.001 par value(5)                   shares
------------------------------------------------------------------------------------------------------------------------
    TOTAL:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $5,963.80(6)(7)
========================================================================================================================

------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high and low prices reported for the Company's Common Stock as of April 12, 2000 and Rule 457(g)(1) with respect to the various warrants.


(2) Includes 1,370,000 shares estimated to be issuable in connection with a Master Facility Agreement with Fusion Capital Fund II, LLC. See "The Fusion Transaction". Also includes 462,500 shares which are to be issued in connection with a subscription agreement with Florida Pointe, Inc. See "Florida Point Agreement."


(3) Represents shares issuable upon exercise of certain warrants issued to the Company's financial consultant and subsequently assigned to certain assignees. See "Selling Shareholders."

(4) Represents shares issuable upon the exercise of warrants issued for consulting services. See "Selling Shareholders."

(5) Represent warrants to purchase shares of common stock issued is connection with a certain licensing agreement. See "Selling Shareholders."

(6) Does not include the following securities for which the Company paid a fee in connection with the filing of a Registration Statement on Form SB-2 (File No. 33-88788-A) and for which this Registration Statement serves as Post-Effective Amendment No. 3: (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering ("IPO Warrants"), (ii) 100,000 shares of common stock issuable upon exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per share issued to the underwriter of our public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

(7) Of this fee, $2,436.08 was previously paid.

         Pursuant to Rule 429, this Registration Statement serves as Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 (File No. 33-88788-A) relating to: (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering ("IPO Warrants"), (ii) 100,000 shares of common stock issuable upon the exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per warrant issued to the underwriter of our initial public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

                      -------------------------------------


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


                                   PROSPECTUS
                   SUBJECT TO COMPLETION, DATED APRIL 18, 2000

                        8,045,254 SHARES OF COMMON STOCK


                            5TH AVENUE CHANNEL CORP.


         Certain of our shareholders are offering a total of 5,795,254 shares of common stock pursuant to this prospectus, consisting of the following:

o        3,288,754 shares of issued and outstanding common stock;

o up to 1,370,000 shares, consisting of 1,200,000 shares which we currently estimate is the maximum number of shares that are purchasable pursuant to a $6,000,000 equity purchase agreement to be entered into with Fusion Capital Fund II, LLC. and 170,000 shares which we currently estimate we will issue to Fusion Capital as a commitment fee;

o 462,500 shares which are to be issued in connection with a subscription agreement with Florida Pointe, Inc.;


o 354,000 shares issuable upon the exercise of certain consultant's warrants;

o 100,000 shares issuable upon the exercise of certain warrants sold to an accredited investor in a private transaction;

o 200,000 shares issuable upon the exercise of certain warrants issued in connection with a licensing agreement; and

o 20,000 shares issuable upon the exercise of warrants issued in a private placement. See "Selling Shareholders."


         If more than 1,200,000 shares are purchasable by Fusion Capital under the equity purchase agreement, we have the right and presently intend to terminate the equity purchase agreement without any payment to or liability to Fusion Capital.


         The selling shareholders may sell their shares in one or more transactions in the over-the-counter market, on the Nasdaq SmallCap Market or on any other exchange on which our common stock may be listed. They may also sell in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling shareholders may sell the shares to or through broker-dealers, and such broker-dealers may receive compensation from the selling shareholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholders (other than Fusion Capital) and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders on account of their sales of the shares from time to time. We will indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act. See "Plan of Distribution."

         This prospectus also covers (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering (the "IPO Warrants"), (ii) 100,000 shares of our common stock issuable upon exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per warrant issued to the underwriter of our initial public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

        We will not receive any proceeds from the sale of these shares but may receive up to an aggregate of approximately $15,884,125 upon exercise of the various warrants.

         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "FAVE."

                                ----------------
         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
                                ----------------

         YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April __, 2000

                           FORWARD LOOKING STATEMENTS


         Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, business development plans, strategies, expectations regarding competition and market acceptance of our products and services. Forward-looking statements typically are identified by use of terms like "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including our substantial operating losses, availability of capital resources, ability to compete effectively, economic conditions, unanticipated difficulties in development of products and services, ability to gain market acceptance and market share, ability to manage growth, dependence on third party content providers and dependence on our key personnel. You should also consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission. See "Prospectus Summary," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY............................................................1

THE OFFERING..................................................................2

SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................3

RISK FACTORS..................................................................4

PRICE RANGE OF COMMON STOCK..................................................14

USE OF PROCEEDS..............................................................14

DIVIDEND POLICY..............................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS......................................................16

THE FUSION TRANSACTION.......................................................23

THE FLORIDA POINT TRANSACTION................................................27

BUSINESS.....................................................................28

MANAGEMENT...................................................................36

SELLING SHAREHOLDERS.........................................................43

CERTAIN TRANSACTIONS.........................................................47

DESCRIPTION OF SECURITIES....................................................49

SHARES ELIGIBLE FOR FUTURE SALE..............................................51

PLAN OF DISTRIBUTION.........................................................52

LEGAL MATTERS................................................................54

EXPERTS......................................................................54

WHERE YOU CAN FIND MORE INFORMATION..........................................54

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................55



         As used in this Prospectus, the terms "we," "us," "our," "the Company" and "5th Avenue" mean 5th Avenue Channel Corp. (unless the context indicates a different meaning) and the term "common stock" means 5th Avenue Channel Corp.'s common stock, $.001 par value per share.

                               PROSPECTUS SUMMARY

         BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS. YOU SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND ACCOMPANYING NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS.

GENERAL

         We were organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. On February 14, 1994, we changed our name to Tel-Com Wireless Cable TV Corporation and on March 17, 1999, we changed our name to 5th Avenue Channel Corp. Our principal executive offices are located at 3957 N.E. 163rd Street, North Miami Beach, Florida 33160, and our telephone number is
(305) 947-3010.

         We create and aggregate television and video content in niche categories and make this content available on our own television channels and websites. We also license this content to other websites and television channels. We operate wireless cable television systems in Wisconsin and Costa Rica and sell products to mass market retailers across the country through our subsidiary, 5th Avenue Channel Retail, Inc.

TELEVISION OPERATIONS

         We launched our television channel on March 6, 2000 with two hours of programming into 11 million homes. These homes were acquired through an agreement with America's Voice, and are made up of homes using cable, broadcast, EchoStar Dish Network, PrimeStar and C-Band satellite. This agreement expands to twelve hours per day on April 16, 2000 and we expect to increase our programming towards filling this time in the near future. We have also entered into a new agreement with Comcast Cable for two hours of programming into 2.1 million homes commencing the first week of April 2000. This agreement replaces an earlier agreement with Comcast's CN8 subsidiary signed in 1999.

         We have also commenced discussions with other entities to expand carriage of our television signal. During our current two hour programming block, we are producing "Net Financial News," which consists of financial programming providing current financial information about the stock market, useful personal financial tools, and interviews with analysts and others about the financial markets and investing. Additional programming concepts are currently being developed. See "Business -- Television Operations."

WEBSITE OPERATIONS

         We have completely revised our website, which is accessible through the
URL's: NetVideoNetworks.com, 5thAvenueChannel.com, 5AC.com, NetFinancialNews.com, and NFN.com. The website offers the latest news from our Net Financial News television program, stock tips, and research tools from Zacks Investment Research, Telescan and others. The website also offers direct access to our live and archived television programming and our NetVideoNetworks financial video archive. See "Business -- Website Operations."

NETVIDEONETWORKS

         We also intend to become a significant supplier of niche video content on the Internet. We have created a wholly owned subsidiary and are developing this business under the name NetVideoNetworks.

We have applied for the trademark and registered the URL of "NetVideoNetworks.com." We intend to use this as the principal web address for our website activities. We have begun to implement this plan with the finance category. The next category we plan to enter is careers, and we have signed an agreement with INFE.com for the development of a careers section of our website which will provide video corporate profiles, job opportunities and video resumes. See "Business-- NetVideoFinance Division."

SALES DIVISION

         In early 1999, we acquired the assets of International Broadcast Consultants of America, Inc. ("IBC") including the rights to distribute a variety of products through retail, television and other channels of distribution. Subsequently, we formed a wholly-owned subsidiary, 5th Avenue Channel Retail, Inc., to manage and expand the marketing, sale and distribution of consumer products. This subsidiary manages the sale of products to the home shopping networks, retail store chains and wholesale distributors. We anticipate expanding into Internet and international sales. See "Business -- Sales Division."

WIRELESS CABLE TELEVISION OPERATIONS

         We are a developer, owner and operator of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. We provide television and related cable services for multiple dwelling units, commercial locations and single family residences. See "Business -- Wireless Cable Television."

                                  THE OFFERING


Securities Offered by the Selling Shareholders.....5,795,254 shares of common stock. See "Description of
                                                   Securities."

Common Stock Outstanding ..........................12,769,564 shares(1)


Nasdaq SmallCap Market
  Symbols..........................................Common Stock     FAVE
                                                   Warrants         FAVEW


------------
(1) Excludes 2,924,000 shares issuable upon the exercise of various warrants at prices ranging from $2.00 to $8.625 per share, 1,200,000 shares estimated to be issuable upon conversion of an equity purchase agreement, 170,000 shares estimated to be issued as a commitment fee and 462,500 shares which are issuable in connection with a subscription agreement.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of our Consolidated Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Consolidated Financial Statements and the notes therewith.

                                  FOR THE YEARS ENDED DECEMBER 31,
                                  --------------------------------
                                      1999              1998
                                   ------------      -----------
STATEMENT OF OPERATIONS DATA:
Net sales ....................     $  3,791,670      $ 1,453,033
Gross profit .................        1,719,390        1,217,666
Net loss .....................     $ (5,178,003)     $(3,297,941)
                                   ============      ===========
SHARE DATA:
Net loss per share
  basic and diluted ..........     $      (0.52)     $     (0.81)
                                   ============      ===========
Weighted average number
of common shares outstanding -
   basic and diluted .........       10,036,865        4,080,242
                                   ============      ===========


                                                                 AS OF
                                                             DECEMBER 31,
                                                                 1999
                                                             ------------
 BALANCE SHEET DATA:
 Cash.................................................         $2,024,143
 Total current assets.................................          3,021,707
 Total assets.........................................         11,465,359
 Total current liabilities............................          4,295,251
 Long term debt.......................................            864,893
 Stockholders' equity.................................          6,305,215

                                  RISK FACTORS

         THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

         CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "FORWARD LOOKING STATEMENTS."

WE HAVE ONLY A LIMITED OPERATING HISTORY WITH OUR CURRENT BUSINESS MODEL.

         We were incorporated in 1993, but our efforts in the Internet and television date back only to 1998. We therefore have only a limited operating history for you to evaluate our business. No independent market studies have been conducted concerning the extent to which the public will access our channel or website, or purchase our products or services. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

         o increase awareness of the 5th Avenue Channel, NetVideoNetworks and NetFinancialNews brands and to be able to build user loyalty;

         o develop and expand the content and services on our channel and website;

         o attract a large audience to our channel and website;

         o attract a large number of advertisers from a variety of industries;

         o maintain our current and develop new strategic relationships;

         o respond effectively to competitive pressures; and

         o continue to develop and upgrade our programming.

         If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, ACCUMULATED DEFICITS AND LIMITED FUNDS.

         We have a history of operating losses and expect to continue to incur operating losses for the foreseeable future as we continue to invest in our core businesses. Our current financial resources are limited and will be utilized for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. Our operations are subject to all of the risks inherent in the establishment of a new business, particularly one in the highly competitive Internet and television industries. Our likelihood of success must be considered in light of our limited financial resources and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, market acceptance of our services, regulatory requirements, unanticipated expenses and competition. We don't know if our business will be successful.

WE NEED ADDITIONAL FINANCING FOR GROWTH.

         We may not be able to obtain additional capital or generate sufficient revenues to fund our operations. The growth of our business will require investment on a continuing basis to finance capital expenditures and related expenses for equipment, software, licenses, television carriage agreements, website development, marketing and other expenses. Our future capital requirements will depend upon a number of factors, many of which are not within our control, including programming costs, capital costs, marketing rates, subscriber growth and competitive conditions. Although we have recently signed agreements for additional capital, we are actively pursuing additional financing sources, and we may not be able to raise such capital.

WE MUST ESTABLISH AND MAINTAIN THE 5TH AVENUE CHANNEL, NETVIDEONETWORKS AND NETFINANCIALNEWS BRANDS.

         We must strengthen the 5th Avenue Channel NetVideoNetworks and NetFinancialNews brands in order to establish our television audience and expand and maintain Internet traffic and subscribers to our website and its services. For us to be successful in establishing our brand, consumers must perceive us as offering quality, cost-effective products, services and programming. Our business could be materially adversely affected if our marketing efforts are not productive, or if we cannot increase our brand awareness.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include:

         o the number of ongoing visitors and subscribers to our channel and website and their use of our services;

         o fees we may pay for distribution, service or content agreements and promotional arrangements or other costs we incur as we expand our operations;

         o the timing and amount of advertising and sponsorship revenues;

         o the amount and timing of capital expenditures and other costs related to the expansion of our operations;

         o the introduction of new products or services by us or our competitors;

         o pricing changes in the industry;

         o new government regulations that affect business on the Internet;

         o general economic conditions; and

         o seasonality, price and cost factors affecting the sale of consumer products.

         Due to all of these factors, our quarterly operating results may fall below market expectations. If this happens, the trading price of our common stock would likely decline, perhaps significantly.

WE FACE INTENSE INTERNET COMPETITION.

         The market for Internet services and products is relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of websites on the Internet competing for users' attention has proliferated with no substantial barriers to entry. We expect that competition will continue to intensify. We compete, directly and indirectly, for subscribers, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

         o online financial services or financial websites targeted to consumers;

         o publishers and distributors of traditional offline media, including those targeted to financially and entrepreneurially conscious consumers, many of which have established web use;

         o public sector and non-profit websites that provide information without advertising or commercial sponsorships;

         o vendors of products and services distributed through the web and other means, including direct sales, mail and fax messaging; and

         o web search and retrieval services and other high-traffic websites.

         We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their product lines and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

         o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;

         o relatively easy access to capital;

         o longer operating histories;

         o greater name recognition;

         o larger subscriber bases; and

         o association or ownership by large entertainment, news or information corporations.

         To be competitive, we must use leading technologies, enhance our services and content, develop new technologies and respond to technological advances and emerging industry standards on a timely and cost-effective basis. We believe that there are many websites that provide much of the same substantive information that we provide on our website and others could easily develop such capabilities. There can be no assurances that we will be successful in using new technologies effectively or adapting our website to user requirements or emerging industry standards. Any pricing pressures, reduced margins or loss of market share resulting from our failure to compete effectively would materially adversely affect our business, financial condition and operating results.

WE FACE INTENSE TELEVISION COMPETITION.

         There are a number of television channels already on the market that offer financial information to their viewers. These channels are backed by large organizations that have more resources than we do. We compete, directly and indirectly with these channels for viewers, consumers, content and service providers, advertisers and sponsors. We also expect competition to develop in the broadband delivery of content. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

         o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;

         o relatively easy access to capital;

         o longer operating histories;

         o greater name recognition;

         o larger subscriber bases; and

         o association or ownership by large entertainment, news or information corporations.

         To be competitive, we must use leading technologies, enhance our services and content on a timely and cost-effective basis. There can be no assurances that we will be successful in using new technologies effectively or adapting our television channel to user requirements or emerging industry standards. Any pricing pressures, reduced margins or loss of market share resulting from our failure to compete effectively could materially adversely affect our business, financial condition and operating results.

DEPENDENCE ON THE ABILITY TO ATTRACT INTERNET ADVERTISERS.

         We expect to generate revenues from the sale of advertising on our website; however, we have not earned any advertising revenues to date. We may not be able to generate significant advertising revenues in the future. Our ability to generate advertising revenue will depend on, among other factors:

         o the amount of traffic on, and the number of subscribers to, our website; and

         o our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers.

         Advertisers will want accurate measures of demographics of our subscriber base. We will need to demonstrate to advertisers the demographics of our users so that we can set advertising rates. We are unable to predict our revenues from advertising until we have data on our subscribers and their use of our website.

DEPENDENCE ON THE ABILITY TO ATTRACT TELEVISION ADVERTISERS.

         The success of our television enterprise is dependant upon the ability to attract advertisers. The ability to attract advertisers is dependant upon having a sufficient number of viewers. We currently have two carriage agreements for approximately 13.5 million households, but cannot guarantee the number of viewers that will result from this agreement. Further, there can be no assurances that we will be successful in negotiating and executing additional carriage contracts or distribution agreements for the channel. We currently do not have advertising revenues to pay for the operating costs of the channel. The inability to attract advertisers would materially and adversely affect our ability to generate advertising revenues.

WE MAY NOT BE ABLE TO RECOGNIZE RECIPROCAL ADVERTISING AGREEMENTS AS REVENUE.

         We expect to derive a portion of our revenues from reciprocal advertising arrangements under which we will exchange advertising space on our channel and website for advertising space on other television channels and websites. These will not generate cash flow and there can be no assurances that we will be able to recognize these arrangements as revenue.

REVENUES DERIVED FROM STOCK POSITIONS MAY NOT GENERATE CASH FLOWS.

         We expect to derive a portion of our revenues from strategic, joint venture or partnership agreements under which we will receive stock in lieu of cash. These agreements do not generate cash flow and there is no guarantee that the stock we receive will have value or can be liquidated for cash by us in the time frame we would like.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THAT ARE IN HIGH DEMAND.

         We depend on the services of our senior management. Our success is largely dependent on our ability to hire highly qualified managerial, sales and television production personnel. These individuals are in high demand and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

OUR JOINT VENTURES, ACQUISITIONS AND ALLIANCES MAY STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES AND MAY BE DISRUPTIVE TO OUR BUSINESS.

         We have established alliances or joint ventures with complementary businesses for the utilization of technologies, services and products and intend to continue these efforts in the future; however, we may be unable to integrate or implement these joint ventures or alliances effectively. Difficulties in this process could disrupt our ongoing business, distract our management and employees, increase our expenses and otherwise adversely affect our business.

FINANCING FOR FUTURE JOINT VENTURES, ACQUISITIONS OR ALLIANCES MAY NOT BE AVAILABLE.

         We do not know if we will be able to identify any future joint ventures, acquisitions or alliances or if we will be able to successfully finance these transactions. To finance these transactions, it may be necessary for us to raise additional funds through public or private financings, which may not be available on acceptable terms, if at all. A failure to identify or finance future transactions may impair our growth.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         There are many companies that offer websites that provide financial services. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future.

         Increased competition could result in:

         o lower advertising rates;

         o price reductions and lower profit margins;

         o loss of visitors;

         o reduced page views; or

         o loss of market share.

         In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Any one of these factors could materially and adversely affect our business, financial condition and operating results.

WE MAY HAVE A FURTHER PAYMENT OBLIGATION TO THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC") AS A RESULT OF OUR AUCTION DEFAULT IN HICKORY, NORTH CAROLINA.

         We participated in the FCC's auction of wireless cable authorizations which concluded in March, 1996. We were the winning bidder in three markets:
Hickory, North Carolina; Wausau, Wisconsin; and Stevens Point, Wisconsin. We made the required down payments for the two Wisconsin markets but defaulted on the second 10% down payment for the Hickory market. As a result of our default, on May 23, 1997, the FCC dismissed our Hickory application and assessed an initial default payment of $55,712, three percent of our bid of $1,857,060, which was deducted from the $185,706 we had deposited with the FCC for the Hickory market. The FCC also announced that in accordance with its auction rules we would be liable for the difference between our Hickory bid and the amount of the winning bid when the authorization is reauctioned, if the amount of the winning bid in the reauction is less than our bid. The FCC has not yet scheduled the reauction of the Hickory market, and there is no way of knowing the amount that will be obtained in the reauction, or our potential liability.

WE MAY FORFEIT OUR DOWN PAYMENTS TO THE FCC FOR THE TWO WISCONSIN MARKETS, AND DEFAULT IN THOSE MARKETS AS WELL, AS A RESULT OF THE REAUCTION OF THE HICKORY, NORTH CAROLINA MARKET.

         Following the FCC's wireless cable authorization auction in 1996, we made down payments totaling $237,862 on our winning bids in Wausau and Stevens Point, Wisconsin. As indicated above, however, we defaulted on our bid in Hickory, North Carolina and under the FCC's auction rules, default payments are to be deducted from any deposits made by a party in default. This means that our default payment for Hickory can be deducted by the FCC from the funds we have deposited for Wausau and Stevens Point. We have a balance of $129,994 still on deposit for Hickory, but if the amount of our bid exceeds the amount of the winning bid upon the reauction of Hickory by more than that amount, as it may, our deposits for the two Wisconsin markets may be applied to pay the Hickory default. This would have the effect of forcing us into default in those markets also. On July 24, 1998, the FCC granted us licenses in Wausau and Stevens Point, conditioned on us making additional installment payments for those markets. In April, 1999, when the first installment payments were due, we requested a waiver to enable us to make the required installment payments for the two Wisconsin markets, without placing the additional payments in jeopardy because of the Hickory default. The FCC has not yet ruled on our waiver request, and we are not able to predict the outcome.

WE FACE POTENTIAL LIABILITY CLAIMS FROM THE OFFERING OF FINANCIAL INFORMATION, PRODUCTS AND SERVICES.

         We intend to offer financial products, information and services on our website. We also intend to syndicate content to other websites and broadcast content on our television channel. Although a substantial portion of this content is expected to be provided by others, we face the risk that claims may be made against us for losses or damages, perceived or real, which could adversely affect our business.

         Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, financial condition and operating results.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS AND MAY ADVERSELY AFFECT OUR BUSINESS.

         Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

WE WILL HAVE TO PROTECT AGAINST INTERNET SECURITY RISKS.

         Our activities may involve the storage and transmission of proprietary information such as credit card numbers. Security breaches in our system could expose us to a risk of loss, litigation and possible liability. Our security measures may not prevent security breaches and the failure to prevent such security breaches may have a material adverse effect on our business, financial condition and operating results.

WE DEPEND ON OUR CONTENT PROVIDERS.

         We will rely on independent content providers for much of the information and content provided on our website and television channel. We have entered into relationships with many companies to obtain content for our website and television channel. We intend to enter into additional relationships in the future. Our success depends significantly on our ability to maintain our existing relationships with these content providers and to build new or replacement relationships with other content providers. Some of our agreements with content providers are short-term and non-exclusive. Providers could also increase license fees for their services. Due to the non-exclusivity of certain of our agreements, the providers could offer certain content that is similar or the same as ours to our competitors. To the extent that content providers, including but not limited to our current providers, offer information to users or our competitors at a lower cost, our business, financial condition and operating results could be materially adversely affected.

         In addition, we depend on the ability of our content providers to deliver high quality content from reliable sources and to continually upgrade their content in response to subscriber and consumer demand and evolving industry trends. The failure by these parties to develop and maintain high quality, attractive content could result in subscriber and consumer dissatisfaction, could inhibit our ability to add subscribers and consumers and could dilute the 5th Avenue Channel, NetVideoNetworks and NetFinancialNews brands name, each of which could have a material adverse effect on our business, financial condition and operating results.

WE MAY EXPERIENCE SYSTEM FAILURES.

         We rely on third parties to provide portions of our network infrastructure such as hosting and broadband delivery. Any significant interruptions in our services or an increase in response time could result in a loss of potential or existing subscribers, strategic partners, advertisers and sponsors and, if sustained or repeated, could reduce the attractiveness of our website to them. Although we maintain insurance, we cannot guarantee that our insurance will be adequate to compensate for all losses that may occur or to provide for costs associated with business interruptions.

         We must be able to operate our website 24 hours a day, seven days a week, without interruption. To operate without interruption, we and our service providers must guard against:

         o damage from fire, power loss and other natural disasters;

         o communications failures;

         o software and hardware errors, failures or crashes;

         o security breaches, computer viruses and similar disruptive problems; and

         o other potential interruptions.

         Failure to adequately address any of these issues could materially adversely affect our business.

WE COULD BE SUBJECT TO SALES OR OTHER TAXES.

         The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local levels and by certain foreign governments that could result in taxes being imposed on the sale of goods and services and certain other activities through the Internet. A recently enacted law places a temporary moratorium on certain types of taxation on Internet commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that imposes a tax on Internet Commerce could have a material adverse effect on our business, financial condition and operating results.

OUR STOCK PRICE MAY BE VOLATILE.

         The stock market experiences volatility that affects the market prices of equity securities of technology companies generally and Internet-related companies in particular. This volatility includes rapid and significant increases in the trading prices of certain Internet companies following public offerings to levels that do not bear any reasonable relationship to the operating performance of such companies. These fluctuations may materially affect the trading price of our common stock. In the past, following periods of volatility in the market price for a company's securities, shareholders have often instituted securities class action litigation. Litigation could result in substantial costs and the diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO CLAIMS BASED ON PRODUCTS AND SERVICE SOLD ON OUR CHANNEL OR WEBSITE.

         We have entered into arrangements to offer third-party products and services on our channel and website under which we are entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

         Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

GOVERNMENT REGULATION MAY AFFECT OUR BUSINESS.

         Our wireless cable business in Wisconsin is subject to regulation by the FCC and other regulatory agencies. Our Costa Rican operations are subject to regulation under Costa Rican law. Due to the regulated nature of the cable industry, our operations may be adversely impacted by the adoption of new, or changes to, existing laws or regulations or the interpretations thereof.

WE FACE INTENSE COMPETITION IN THE WIRELESS CABLE TV INDUSTRIES.

         The pay television industry is highly competitive. Legislative, regulatory and technological developments may result in additional and significant new competition, including competition from local telephone companies. Wireless cable television systems face or may face competition from several sources, such as traditional hard-wire cable companies, satellite receivers, direct broadcast satellites and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder industry. In areas where a number of local off-air VHF/UHF broadcast signals can be received without the benefit of cable television, cable television systems have also experienced competition from the availability of broadcast signals generally and have found market penetration more difficult. Further, several actual and potential competitors have greater financial, marketing, and other resources.

WE FACE RISKS IN OUR INTERNATIONAL OPERATIONS.

         A significant percentage of our revenue is derived from our wholly-owned subsidiary in Costa Rica. This revenue is subject to the risks normally associated with international operations including, without limitation, difficulties in staffing and managing foreign operations, losses from currency conversion and fluctuating exchange rates, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection, greater difficulty and expense in administering business abroad, complications in complying with foreign laws and changes in regulatory requirements, and cultural differences in the conduct of business. These factors may adversely affect our business, financial condition and operating results.

WE DEPEND ON PROGRAM AGREEMENTS.

         We are dependent on fixed-term contracts with various program suppliers in connection with our distribution of television programming in Costa Rica and Wisconsin. If such contracts are canceled or not renewed, we will have to seek program material from other sources. There can be no assurance that other program material will be available to us on acceptable terms or at all or, if available, that such material will be acceptable to our subscribers.

OUR PRESENT MANAGEMENT HAS THE VOTING POWER TO CONTROL OUR AFFAIRS.


         As of the date of this prospectus, our officers and directors own approximately 57.61% of our outstanding common stock. Consequently, these individuals are in a position to elect a majority of our directors and to exercise control over our affairs generally.


FUTURE SALES OF COMMON STOCK COULD DEPRESS THE PRICE OF OUR COMMON STOCK.


         Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 8,811,452 outstanding shares of our common stock beneficially held by management and other shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.


AUTHORIZATION OF PREFERRED STOCK COULD AFFECT THE VOTING POWER OF HOLDERS OF OUR COMMON STOCK.

         Our articles of incorporation authorizes us to issue 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control.

OUR CONTINUED LISTING WITH NASDAQ IS NOT ASSURED.

         While our common stock and warrants are listed on the Nasdaq SmallCap Market, there can be no assurance that such listing will continue. If our common stock were delisted, the shares might be subject to the penny stock rules promulgated under the Securities Exchange Act of 1934. The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The shares offered hereby may be deemed to be "penny stocks" and thus become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in a secondary market.

         The Nasdaq Stock Market, Inc. has adopted certain changes to the maintenance criteria for listing eligibility on the Nasdaq SmallCap market. The new maintenance standards require at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1,000,000 market value of the public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. The SEC approved these criteria, and a compliance period for the new maintenance criteria is being implemented. If we become unable to meet the listing criteria of the Nasdaq SmallCap market and become delisted, trading in our common stock would be conducted in the over-the-counter market. In such an event, the market price of our common stock may be adversely impacted and an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock.

OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND COULD DROP UNEXPECTEDLY.

         The average daily trading volume for our common stock during the 90-day period ending March 31, 2000 was 122,362. As a result of this and other factors, the price at which our common stock trades is highly volatile and may fluctuate substantially.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on The Nasdaq SmallCap Market under the symbol "FAVE."

         The following table sets forth the range of high and low sale prices for our common stock for each quarterly period indicated, as reported by The Nasdaq Small Cap Market. Such quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions:

                                    COMMON STOCK
                          -------------------------------
QUARTER ENDED               HIGH                    LOW
-------------             --------                -------
December 31, 1999         $  6.750                $ 2.000
September 30, 1999           7.437                  2.375
June 30, 1999               11.500                  3.500
March 31, 1999              12.750                  7.500

December 31, 1998         $ 17.625                $ 1.375
September 30, 1998           5.875                  2.000
June 30, 1998                6.938                  2.250
March 31, 1998               2.625                  1.750


         As of March 31, 2000, the approximate number of record holders of our common stock was 2,243.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities being offered. However, we may receive approximately $15,884,125 in proceeds from the exercise of warrants. Such proceeds will be used for working capital and other corporate purposes.

         We expect to incur expenses of approximately $68,400 in connection with the registration of the shares.

                                 DIVIDEND POLICY

         We have not declared any dividends on our common stock in the past two fiscal years and do not contemplate paying cash dividends for the foreseeable future, but instead will retain any earnings to fund our growth. Any decision to pay cash dividends on our common stock in the future will depend on our ability to generate earnings, our need for capital, our overall financial condition and such other factors as our Board of Directors deems relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         The following is an analysis of our results of operations and our liquidity and capital resources. To the extent that such analysis contains statements that are not of a historical nature, such statements are forward-looking statements, which involve risks and uncertainties. See "Forward Looking Statements." The following should be read in conjunction with our Consolidated Financial Statements and the related Notes included elsewhere in this Prospectus.

         During 1999, we operated in three segments, wireless cable television services, product sales, and Internet/television. In 1998, we only operated wireless cable television operations in Costa Rica and Wisconsin. Corporate overhead expenses are exclusively included in the internet and television segment for 1999 due to the shift in our business model from focusing on wireless cable to the Internet and television production.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999 AS COMPARED TO YEAR ENDED DECEMBER 31, 1998 (IN THOUSANDS)

                                                                  %
                                  DECEMBER 31,  DECEMBER 31,   INCREASE
                                      1999         1998       (DECREASE)
                                  ------------  ------------  ----------
REVENUE
Product sales                       $ 2,196      $    --         --
Wireless cable:
   Costa Rica                         1,279        1,093         17%
   Wisconsin                            317          360        (12%)
Corporate, Internet and TV          -------      -------
     Total                          $ 3,792      $ 1,453        161%
                                    =======      =======

DIRECT COSTS
Product sales                       $ 1,679      $    --         --
Wireless cable:
   Costa Rica                           321          149        115%
   Wisconsin                             72           86        (16%)
Corporate, Internet and TV          -------      -------
     Total                          $ 2,072      $   235        782%
                                    =======      =======

OPERATING EXPENSES
  SELLING, GENERAL &
  ADMINISTRATIVE
Product sales                       $   898      $    --         --
Wireless cable:
   Costa Rica                           590          795        (26%)
   Wisconsin                            338          262         29%
Corporate, Internet and TV            2,772        1,072        158%
                                    -------      -------
     Sub total                        4,598        2,129        116%
                                    -------      -------
  WEBSITE & PRODUCT DESIGN
Corporate, Internet and TV              533          697        (24%)
                                    -------      -------
PROVISION FOR ASSET IMPAIRMENT
Corporate, Internet and TV                           350       (100%)
                                                 -------
  DEPRECIATION AND AMORTIZATION
Product sales                            16      $    --
Wireless cable:
   Costa Rica                           450          454         --
   Wisconsin                            137          137         --
Corporate, Internet and TV              311           14       2121%
                                    -------      -------
     Sub total                          914          605         51%
                                    -------      -------
              Total                 $ 6,045      $ 3,781         60%
                                    =======      =======

                                                                   %
                                  DECEMBER 31,  DECEMBER 31,   INCREASE
                                      1999         1998       (DECREASE)
                                  ------------  ------------  ----------
INTEREST INCOME (EXPENSE)
INTEREST INCOME
Corporate, Internet and TV          $    18      $    --         --
 Costa Rica                               1            2        (50%)
                                    -------      -------
     Sub total                           19            2        850%
                                    -------      -------
   ACCRETION OF DEBENTURE
    DISCOUNT
Corporate, Internet and TV             (472)        (448)         5%
                                    -------      -------
  OTHER INTEREST EXPENSE
Corporate, Internet and TV             (399)        (288)        39%
                                    -------      -------
             Total                  $  (852)     $  (734)        16%
                                    =======      =======

NET LOSS
Product sales                       $  (398)     $    --         --
Wireless cable:
  Costa Rica                            (82)        (303)       (73%)
  Wisconsin                            (230)        (125)        84%
Corporate, Internet and TV           (4,468)      (2,870)        56%
                                    -------      -------
     Total                          $(5,178)     $(3,298)        57%
                                    =======      =======


REVENUES

         We had revenues of $3,792,000 for 1999 compared to $1,453,000 in 1998, an increase of $2,339,000 or 161%. Approximately $2,196,000 of this increase was derived from product sales primarily to home shopping channels and sales of our teen cosmetic line. Wireless cable television services accounted for $143,000 of the increase in 1999 due to an increased subscriber base in Costa Rica (from 4,763 in 1998 to 5,032 in 1999), despite a reduction in revenues of $43,000 in Wisconsin due to a decrease in the subscriber base (from 941 in 1998 to 799 in 1999).

         Product sales during the first three months of 2000 were significantly lower than in 1999 due primarily to the seasonality of products sold. We expect sales to increase as the year progresses.

         Some providers of the programming that we rebroadcast in LaCrosse, Wisconsin, increased the rates charged per subscriber when the contracts are renewed. To date, these increases have not been significant and toward the end of the year, we increased our rates to pass the additional programming costs onto our subscribers. We also added a new transmitter, allowing us to provide local channel to our customers. As a result of these changes, we expect revenue from our Wisconsin operations to increase.

         As of March 27, 2000, the number of subscribers in Costa Rica remains constant. We therefore expect the same trend in the year 2000.

DIRECT COSTS

         Direct costs for 1999 increased $1,837,000 to $2,072,000 from $235,000 in 1998, an increase of 782%. This increase was due primarily to $1,679,000 in costs incurred from adding the product sales division. Direct costs for the wireless cable operations increased 172,000 in Costa Rica due to our offering more channels to subscribers throughout 1999, and increasing subscription fees only in December 1999. Direct costs in Wisconsin decreased $14,000 due to a decrease in the number of subscribers.

OPERATING EXPENSES

         Operating expenses during 1999 increased by $2,264,000, or 60%. This category includes selling, general and administrative expenses, website and product design, depreciation and amortization.

         Selling, general and administrative expenses increased by $2,469,000 or 116%, primarily due to an increase in salary and related expenses of approximately $942,000 and contracted services of $585,000 as we added personnel for the development and launch of the website and television channel. In addition, we incurred legal fees of approximately $182,000 during 1999 compared to $39,000 in 1998. Furthermore, we incurred substantially higher fees for advertising, travel and promotion in an effort to promote the company, and higher rent, insurance, telephone, freight and utilities due to the addition of the product sales division.

         We incurred $533,000 of website and software development costs in 1999 compared to $697,000 in 1998, a 24% decrease. These costs were greater during the 1998 period as we incurred greater costs in the initial development of the website.

         During 1998, we provided a provision of $350,000 for asset impairment associated with the underdeveloped Wisconsin licenses.

         Depreciation and amortization costs increased to $914,000 in 1999 compared to $605,000 in 1998, an increase of $309,000 or 51%. This increase was due to the amortization of goodwill resulting from the acquisitions of Fifth Avenue Channel, Inc. and IBC, as well as the addition of fixed assets including furniture, office equipment and television rebroadcast and receiving equipment.

INTEREST EXPENSE

         Interest costs increased to $871,000 in 1999 compared to $736,000 in 1998, an increase of $135,000 or 18%. This increase is partly due to an increase of $24,000 debenture discount accretion associated with the issuance of convertible debentures in May and November of 1998.

         The remaining $111,000 increase is primarily due to an increase of $114,000 in interest on loans from our President, an increase of approximately $60,000 on the convertible debentures, offset by a decrease of approximately $43,000 on interest on the license fee payable to the FCC. Interest on the license fee payable included a on-time charge of approximately $110,000 in 1998.

NET LOSS

         Net losses for 1999 increased to $5,178,000 compared to $3,298,000 in 1998, an increase of $1,880,000 or 57% due primarily to an increase of $1,598,000 in losses associated primarily with operations and the development of our Internet and television operations.

LIQUIDITY AND CAPITAL RESOURCES

         SOURCES AND USE OF CASH

         To date we have funded our growth and operations through (i) the sale of our common stock, (ii) the sale of debentures, and (iii) loans, primarily from our President, Mr. Rosen. Cash provided by financing activities was $5,407,000 for 1999 compared to $1,758,000 for 1998. The cash provided from financing activities for 1999 came from sale of our common stocks for a net cash proceed of approximately $4,780,000, and from loans in the aggregate principal amount of approximately $1,804,000 from Mr. Rosen. Since 1996, Mr. Rosen has made loans to us on an ongoing basis. During 1998, Mr. Rosen had loaned us approximately $935,000 and we repaid him approximately $275,000.

          In November 1999, we used $708,000 of proceeds received from the sale of our common stock to fully repay loans from Mr. Rosen in the aggregate principal amounts of $79,000 at 18% interest and $300,000 at 10% interest and applied $329,000 to the balance of an 8% loan. As of December 31, 1999, the remaining balance of the 8% loan was approximately $2,268,000 including accrued interest of $243,000. This balance payable to Mr. Rosen plus any accrued interest is due on demand. In October 1999, we also used approximately $321,000 of the proceeds from the sale of our common stock to fully repay the balance of the note issued in connection with the purchase of IBC. The balance of the proceeds from the sale of common stock was used to fund our operations.

         During 1999, we paid certain debt of IBC totaling $333,365 for which the owners of IBC, Mr. Lefkowitz and Mr. Rothstein agreed to repay in 10 annual installments of $49,681, including interest at 8%. This loan is collateralized by a total of 55,562 of our common stock owned by Mr. Lefkowitz and Mr. Rothstein.

         Cash used in operating activities was $2,667,000 in 1999 and $1,324,000 in 1998. The cash used during these periods was primarily attributable to net losses of $5,178,000 for 1999 and $3,298,000 for 1998. These losses were offset in part by depreciation and amortization and amortization of the discount on the convertible debentures. We also had an increase in accounts payable and accrued liabilities of $947,000 for 1999 compared to $301,000 for 1998.

         Cash flows from investing activities included investments in property and equipment of $491,000 compared to $229,000 for 1998, and deferred television production costs of $109,000 during 1999 due primarily to the development of our channel and website.

         Subsequent to December 1999, approximately $800,000 was spent in capital expenditure for our television studio and internet site. We currently expect to spend approximately $400,000 in additional capital expenditure for our television and internet business and our corporate business.

         CONVERSION OF DEBENTURE TO COMMON STOCK

         During 1999, Mr. Rosen converted the $2,366,000 convertible debenture he obtained in connection with the debt restructuring agreement into 4,732,000 shares of our common stock. As part of the consideration for early conversion of the debenture, Mr. Rosen agreed to forego all interest on the debenture from December 31, 1997.

         In December 1999, the May convertible debentures in the principal amount of $595,000 were converted into 297,500 shares of our common stock, and $70,117 of accrued interest thereon was converted into 35,059 shares of our common stock. In addition, the November convertible debenture in the principal amount of $500,000 was converted into 200,000 shares of our common stock, and $55,000 of accrued interest thereon was converted into 22,000 shares of our common stock.

         WORKING CAPITAL DEFICIT AND MANAGEMENT PLAN

         The accompanying financial statements reflect current liabilities of $4,295,000 and current assets of $3,022,000, resulting in a working capital deficit $1,273,000. Approximately $2,268,000 of the working capital deficit consists of amounts owed to Mr. Rosen. Operating losses for 1999 were $4,326,000. Operating deficits will continue until such time as substantial revenues are generated from our channel and website.

         We have formulated, and we are in the process of implementing a business plan intended to develop new and increased revenues and gross profit in all of our areas of operation. This plan includes the following:

         o The expansion of the number of hours and homes into which we are delivering our recently launched television programming; the sale of advertising during our programming hours; and the syndication of our television programming to other television channels and networks.

         o The development and implementation of advertising models for banner and streaming advertising revenues on our website and video viewer; the development and implementation of sales plans for the sale of our financial products to consumers and other websites; and the licensing of our NetVideoNetworks archival content to other websites.

         o The addition of new products into the retail product line to increase sales and profits. In addition, we are looking into developing markets for our products internationally.

         o Attempting to take advantage of the opportunities that currently exist for new broadband delivery capabilities and the coming convergence of television and the internet. We are allocating funds within reason, where necessary to develop these capabilities and to generate sales, advertising and other revenues from these opportunities.

         o Increasing the number of households subscribing to our wireless cable television services in both Costa Rica and Wisconsin.

           Managing costs and improving cost controls over operating costs and the cost of delivery of goods and services, so as to improve gross margins and profitability.


         We believe that we need approximately $6,000,000 over the next year to carry out our business plan. We recently signed an agreement with an investment fund which allows us to sell shares of our common stock to raise approximately $1,000,000 a month over a twelve month period. See "The Fusion Transaction." In addition, we entered into a stock subscription agreement with an accredited investor for the sale of 250,000 shares of our common stock at a price of $4.00 per share. To date, we have received $100,000 with the remaining $900,000 due on a scheduled basis. See "Florida Pointe Agreement."

         We also have a commitment from our President, Mr. Rosen, that in the event and to the extent that we are unable to obtain at least $6,000,000 over the next year in debt or equity financing from third party sources, and the Company experiences a cash shortfall, he will advance funds to us in an amount equal to the difference between $6,000,000 and such third party financing.

YEAR 2000 ISSUES

         We did not experience any problems related to the Year 2000 issues. We believe that our preparations were adequate and we do not anticipate any problems.

INFLATION AND FOREIGN CURRENCY FLUCTUATION

         During 1999, Costa Rica experienced a decline in the value of the Colon relative to the U.S. dollar of approximately 1% per month. The government of Costa Rica mandates minimum salary increases on July 1 and January 1 of each year. We have been able to increase prices to cover the wage increases and the effects of the currency decline in Costa Rica and believe that we will be able to continue to do so without significant adverse effect on our subscriber base.

RECENT ACCOUNTING PRONOUNCEMENTS

         We do not expect SFAS 130, which establishes standards for reporting and displaying comprehensive income, its components and accumulated balances, to have any effect on our financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. We have adopted the provisions of SFAS No. 131 for the year ended December 31, 1998 as required.

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

         SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the provisions of SFAS No. 133 as of the beginning of any fiscal quarter commencing June 16, 1998 and thereafter. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). We have not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, we do not expect the adoption of the new standard to affect our financial statements.

         In March 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 was adopted by the Company on January 1, 1999 and did not have a material effect on the Company's financial position or results of operations.

                             THE FUSION TRANSACTION

GENERAL

         On March 29, 2000 we executed a master facility agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to enter into up to two equity purchase agreements, each with an aggregate principal amount of $6,000,000. Each equity purchase agreement grants Fusion Capital the right to purchase from us shares of common stock up to $6,000,000 at a price equal to the lesser of (1) 140% of the average of the closing bid prices for our common stock during the 10 trading days prior to the date of the applicable equity purchase agreement or (2) a price based upon the future performance of the common stock, in each case without any fixed discount to the market price. The first equity purchase agreement requires that upon its execution, Fusion Capital will pay $500,000 to us as partial prepayment of the common stock. Once the $500,000 has been applied to purchase shares of our common stock, Fusion Capital will pay the remaining principal amount upon receipt of our common stock.

         The first equity purchase agreement will be executed by Fusion Capital within five business days after the date of this prospectus. This date is referred to as the "closing date." The second equity purchase agreement will be executed after delivery of an irrevocable written notice by us to Fusion Capital stating that we elect to enter into such purchase agreement with Fusion Capital. The second equity purchase agreement may be entered into only after the principal amount under the first equity purchase agreement is fully converted into our common stock. The obligation of Fusion Capital to enter into both equity purchase agreements is subject only to customary closing conditions, all of which are outside the control of Fusion Capital.

CONVERSION OF THE EQUITY PURCHASE AGREEMENT INTO COMMON STOCK

         CONVERSIONS AT FUSION CAPITAL'S DISCRETION. Under the equity purchase agreement Fusion Capital will purchase shares of our common stock by "converting" a specified dollar amount of the outstanding principal balance into common stock. Subject to the limits on conversion and the termination rights described below, each month during the six-month term of the equity purchase agreement Fusion Capital will have the right to convert up to $1.0 million of the principal amount of the equity purchase agreement, plus any amounts for any prior month that have not yet been converted, into shares of our common stock at the applicable conversion price. The conversion price per share is equal to the lesser of:

o the lowest sale price of our common stock on the day of submission of a conversion notice by Fusion Capital; or

o the average of the four lowest closing bid prices of our common stock during the 20 trading days prior to the submission of a conversion notice by Fusion Capital; or

o 140% of the average of the closing bid prices of our common stock for the 10 trading days immediately preceding the date of the applicable equity purchase agreement. This is referred to throughout this prospectus as the "Fixed Conversion Price." If the equity purchase agreement had been entered into on April 10, 2000, the Fixed Conversion Price would have been $6.97.

         The following table sets forth the number of shares of our common stock that would be issuable to Fusion Capital upon conversion of the equity purchase agreement at varying conversion prices:

                               NUMBER OF SHARES
                               TO BE ISSUED UPON A       PERCENT OF OUR
                               FULL CONVERSION OF         COMMON STOCK
                               THE FIRST EQUITY         OUTSTANDING AS OF
ASSUMED CONVERSION PRICE       PURCHASE AGREEMENT       APRIL 10, 2000(1)
------------------------       -------------------      -----------------
$3.00                              2,000,000(2)              13.54%

$4.00                              1,500,000                 10.51%

$4.30, the conversion price
on April 10, 2000                  1,396,362(2)               9.86%

$5.00                              1,200,000                  8.59%

$6.97, the fixed
conversion price on
April 10, 2000                       860,832                  6.32%

$10.00                               600,000                  4.49%

------------
(1) As of April 10, 2000, there were 12,769,564 shares of our common stock outstanding.

(2) We originally estimated that we would issue no more than 1,200,000 shares to Fusion Capital upon conversion of the equity purchase agreement, all of which are included in this offering. If more than 1,200,000 shares are issuable to Fusion Capital under the equity purchase agreement, we have the right to, and presently intend to, terminate the equity purchase agreement without any payment to or liability to Fusion Capital.

         OUR RIGHT TO PREVENT CONVERSIONS. If the closing sale price of our common stock is below the Fixed Conversion Price for any three consecutive trading days, we will have the unconditional right to suspend conversions until the earlier of (1) our revocation of such suspension and (2) when the sale price of our common stock is above the Fixed Conversion Price.

         OUR MANDATORY CONVERSION RIGHTS. If the closing sale price of our common stock on each of the five trading days immediately prior to the first trading day of any monthly period is at least 40% of the Fixed Conversion Price, we will have the right to require that Fusion Capital convert all or a portion of the principal amount of the equity purchase agreement during that monthly period. We may revoke, in our sole discretion, our written request with respect to any conversions in excess of the amount that Fusion Capital is otherwise permitted to convert.

         LIMITATION ON FUSION CAPITAL'S BENEFICIAL OWNERSHIP. Notwithstanding the foregoing, no conversion of the equity purchase agreement will be permitted if it would result in Fusion Capital or its affiliates beneficially owning more than 4.99% of our then aggregate outstanding common stock immediately after the proposed conversion.

OUR TERMINATION RIGHTS

         If the closing sale price of our common stock is below the Fixed Conversion Price for any 10 consecutive trading days, then we may elect to terminate the equity purchase agreement without any liability or payment to Fusion Capital. If more than 1,200,000 shares are issuable to Fusion Capital under the equity purchase agreement, we presently intend to terminate the equity purchase agreement without any payment to or liability to Fusion Capital.

ADJUSTMENT TO CONVERSION PRICE

         The conversion price of the equity purchase agreement will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the ten trading days in which the closing bid price is used to compute the conversion price.

MAJOR TRANSACTION

         If we enter into any of the following types of transactions, then Fusion Capital may convert the entire remaining principal amount of the equity purchase agreement:

         o the consolidation, merger or other business combination with another entity;

         o any transaction which could involve a fair value of $10,000,000 or more in a single transaction or a series of related transactions;

         o the issuance of debt or equity securities in a single transaction or a series of related transactions involving the receipt by us of proceeds of $10,000,000 or more; or

         o a purchase, tender or exchange offer made to the holders of 50% of the outstanding shares of common stock

These transaction are each referred to as "Major Transactions." If we enter into a Major Transaction, then we may not terminate the equity purchase agreement until 30 days after public announcement of the Major Transaction. If we publicly announce a Major Transaction within 30 days after terminating the equity purchase agreement, then we must pay to Fusion Capital the amount, if any that, the average of the closing sale price of our common stock for the ten trading days following the completion of the Major Transaction exceeds the conversion price determined as of the date that the agreement is terminated.

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

         Fusion Capital has agreed that neither it nor its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the master facility agreement.

EVENTS OF DEFAULT

         Generally, Fusion Capital may terminate the equity purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default:

o if for any reason the shares offered by this prospectus cannot be sold pursuant to this prospectus for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

o suspension by The Nasdaq SmallCap Market of our common stock from trading for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

o our failure to satisfy any listing criteria of our principal securities exchange or market for a period of 10 consecutive trading days or for more than an aggregate of 45 trading days in any 365-day period;

o (1) notice from us or our transfer agent to the effect that either of us intends not to comply with a proper request for conversion of the equity purchase agreement into shares of common stock or (2) our failure to confirm to the transfer agent Fusion Capital's conversion notice or (3) the failure of the transfer agent to issue shares of our common stock upon delivery of a conversion notice;

o if at any time more than 1,907,205 shares of our common stock (representing 15% of our outstanding common stock as of the date of the master facility agreement) are issuable to Fusion Capital upon conversion of the equity purchase agreement;

o any material breach of the representations or warranties or covenants contained in the master facility agreement or any related agreements which has or which could have a material adverse affect on us or the value of the equity purchase agreement, subject to a cure period of 15 trading days;

o  a default of any payment obligation of us in excess of $1 million; or

o  our participation in insolvency or bankruptcy proceedings by or against us.

ADDITIONAL SHARES ISSUED TO FUSION CAPITAL

         Under the terms of the master facility agreement, in connection with the execution of the first equity purchase agreement, Fusion Capital will receive additional shares of our common stock as a commitment fee. The shares to be issued to Fusion Capital will be equal to:

         o 10% of $6,000,000, or $600,000, divided by the lower of (1) the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the trading day that is two trading days prior to the closing date for the first equity purchase agreement and (2) $4.7625, the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the trading day that is two trading days prior to the date of the master facility agreement, plus

         o 3% of $6,000,000, or $180,000, divided by the lower of (1) the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the trading day that is two trading days prior to the closing date for the first equity purchase agreement and (2) $4.7625, the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the trading day that is two trading days prior to the date of the master facility agreement.

         If the closing date for the first equity Purchase agreement had been April 10, 2000, Fusion Capital would have received an aggregate of 163,780 shares of our common stock as a commitment fee. Unless an event of default occurs, these shares must be held by Fusion Capital until the first equity purchase agreement has been fully performed.

         On the date of the execution of the second equity purchase agreement, Fusion Capital will be entitled to receive a commitment fee, payable in shares of common stock, equal to 7% of $6,000,000, or $420,000, divided by the lower of
(1) the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the trading day which is two trading days prior to the closing date for the second equity purchase agreement and (2) the average of the closing bid price of our common stock for the five consecutive trading days immediately preceding the date we deliver notice of our election to enter into the second equity purchase agreement.

RELATIONSHIP BETWEEN US AND FUSION CAPITAL

Fusion Capital has had no business or financial relationship with us prior to entering into the master facility agreement on March 29, 2000. Under the master facility agreement, we agreed to issue to Fusion Capital, and Fusion Capital agreed to enter into with us up to two equity purchase agreements in the aggregate principal amount of $6 million each. Notwithstanding the limitations on ownership set forth in the equity purchase agreement, if the entire first equity purchase agreement was converted into shares of common stock at a conversion price equal to $4.30 per share, representing an assumed conversion price computed as if the equity purchase agreement were fully converted on April 10, 2000, Fusion Capital would beneficially own 10.89% of our outstanding common stock as of April 10, 2000

NO VARIABLE PRICED FINANCINGS

         So long as any equity purchase agreement is in effect, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless it has obtained Fusion Capital's prior written consent.

HOLDINGS OF FUSION CAPITAL UPON TERMINATION OF THIS OFFERING

         Because Fusion Capital may sell all, some or none of the common stock offered by this prospectus, no estimate can be given as to the amount of common stock that will be held by Fusion Capital upon termination of the offering.

                             FLORIDA POINT AGREEMENT

         We recently entered into an agreement with Florida Point, Inc. for the sale of up to 500,000 shares of our common stock at a price of $4.00 per share.

         Pursuant to the agreement, Florida Point purchased $150,000 in common stock (or 37,500 shares) on March 29, 2000. Florida Point is required to purchase an additional $150,000 in common stock (37,500 shares) ten days (10) after the registration statement, of which this prospectus forms a part, is declared effective, and each week for four weeks. At the fifth week thereafter, Florida Point must purchase its final $100,000 in common stock, resulting in an aggregate investment of $1 million for 250,000 shares.

         Once Florida Point has purchased 250,000 shares, we have the option to require Florida Point to purchase an additional $1 million in common stock (250,000 shares).

                                    BUSINESS

GENERAL

         We were organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. On February 14, 1994, we changed our name to Tel-Com Wireless Cable TV Corporation and on March 17, 1999, we changed our name to 5th Avenue Channel Corp. Our principal executive offices are located at 3957 N.E. 163rd Street, North Miami Beach, Florida 33160, and our telephone number is
(305) 947-3010.

         We create and aggregate television and video content in niche categories and make this content available on our own television channels and websites. We also license this content to other websites and television channels. We operate wireless cable television systems in Wisconsin and Costa Rica and sell products to mass market retailers across the country through our subsidiary, 5th Avenue Channel Retail, Inc.

TELEVISION OPERATIONS

         We launched our television channel on March 6, 2000 with two hours of programming into 11 million homes. These homes were acquired through an agreement with America's Voice, and are made up of homes using cable, broadcast, EchoStar Dish Network, PrimeStar and C-Band satellite. This agreement expands to twelve hours per day on April 16, 2000 and we expect to increase our programming towards filling this time in the near future. We have also entered into a new agreement with Comcast Cable for two hours of programming into 2.1 million homes commencing the first week of April 2000. This agreement replaces an earlier agreement with Comcast's CN8 subsidiary signed in 1999.

         We have also commenced discussions with other entities to expand carriage of our television signal. During our current two hour programming block, we are producing "Net Financial News," which consists of financial programming providing current financial information about the stock market, useful personal financial tools, and interviews with analysts and others about the financial markets and investing. Additional programming concepts are currently being developed.

         Revenue streams are expected to be derived from the sale of advertising, the production of paid programming profiling different companies, where these companies pay for the time and the production, sponsorships, and the sale of financial products promoted on the channel. We expect that the programming will also drive traffic to our website generating additional revenue from advertising, sponsorship and product sales. Our programming is also broadcast live on our website, NetVideoNetworks.com, from 10:00 A.M. to 12:00 P.M., rebroadcast during the remainder of the day, and is available in edited clip version by searchable keyword. We also have an agreement with Conus Communications Company to provide 1.5 minutes of content for each half hour episode of their syndicated daily television program, "First Business," which we expect to develop shortly. First Business is currently broadcast primarily into full power television stations that are network affiliates reaching over 70 million homes.

WEBSITE OPERATIONS

         We have completely revised our website, which is accessible through the
URL's: NetVideoNetworks.com, 5thAvenueChannel.com, 5AC.com, NetFinancialNews.com, and NFN.com. The website offers the latest news from our Net Financial News television program, stock tips, and research tools from Zacks Investment Research, Telescan and others. The website also offers direct access to our live and archived television programming and our NetVideoNetworks financial video archive.

         Revenue streams for the website are expected to be derived from advertising and product and subscription sales. We have already begun serving banner ads on our video player through which our live television and video archive can be seen. We have also signed an agreement with iAgency, a Los Angeles based Internet advertising agency to assist us in developing our online advertising revenues and increasing traffic to our site. The website also contains direct access to a grouping of financial services for which we receive a percentage of sales or marketing fees. To supply these services, we have signed agreements with KeyTrade Online for online brokerage services; The Producers Group to supply term life insurance from General Life Insurance, a division of Metropolitan Life; Taxes4Less.com for online tax preparation, MonsterDaata.com for low cost transaction and real estate information services and ITCareernet.com for online career recruitment services. We are currently in negotiations for online banking, mortgage, cellular telephone and Internet connecting services.

NETVIDEONETWORKS

         We also intend to become a significant supplier of niche video content on the Internet. We have created a wholly owned subsidiary and are developing this business under the name NetVideoNetworks. We have applied for the trademark and registered the URL of "NetVideoNetworks.com." We intend to use this as the principal web address for our website activities. We have begun to implement this plan with the finance category. The next category we plan to enter is careers, and we have signed an agreement with INFE.com for the development of a careers section of our website which will provide video corporate profiles, job opportunities and video resumes.

         For the finance archive, we have commenced aggregating content in three ways. First, we are editing our television content into video clips by subject, with links to expanded text versions and additional research resources to help our viewer. These clips consist of current financial news and ongoing series of educational and informational programming segments offering viewers tools for personal finance. These segments are meant to provide us with ongoing asset value as the size of the archive grows. Second, we have begun searching for existing financial video content libraries to purchase or license for web distribution. Such programming will consist strictly of educational and informational programming and should also provide ongoing asset value. Third, we have begun to place broadcast quality cameras and Internet cameras into the offices of financial experts in institutions throughout the country. We have already signed agreements with Zacks Investment Research, KeyTradeOnline, Solomon Smith Barney, Westrock Securities, IPO Financial and others and we have hired a sales team to quickly expand the placement of these cameras across the country. We have also provided cameras to Patagon, a large Latin American financial portal, to place them in their offices in Miami, Brazil and Argentina. Through these cameras, financial experts will be uploading daily 2-5 minute video clips providing information on stocks, IPO's, industry sector and trend analysis, and educational and informational tools about personal finance and the stock market. Cameras installed at companies for the careers archive will also be used to supply corporate video profiles and interviews with CEO's and CFO's. We also intend to video enable earnings calls and conferences.

         The entire archive is accessible through our website's video viewer and will be licensed to other financial sites. We intend to accomplish this distribution through our own sales team and through the sales team of Zacks Investment Research, which already supplies financial content to over 1,500 financial websites. Revenue streams are expected to come from advertising, syndication payments from other websites, and subscription fees from end users.

         The focus of our core business has changed from being a lifestyle business that focused on the luxury market, towards a broader concept that takes advantage of the international deployment of broadband delivery technologies and the convergence of television and the Internet. Our core business has become the creation of NetVideoNetworks, which contains within it an ongoing series of niche video networks, commencing with the finance category. We also intend to create a channel which will focus on the luxury goods market.

SALES DIVISION

         In early 1999, we acquired the assets of International Broadcast Consultants of America, Inc. ("IBC") including the rights to distribute a variety of products through retail, television and other channels of distribution. Subsequently, we formed a wholly-owned subsidiary, 5th Avenue Channel Retail, Inc., to manage and expand the marketing, sale and distribution of consumer products. This subsidiary manages the sale of products to the home shopping networks, retail store chains and wholesale distributors. We anticipate expanding into Internet and international sales.

         We recently signed an agreement with Signature Products, Inc. for exclusive distribution rights in North and South America for a teen cosmetic line called Body Jewels. The first product was launched on September 1, 1999 and as of December 31, 1999, we sold approximately $885,000 of this product line, subject to the customer's right to return the product during a limited period of time. Sales for first quarter 2000 were significantly lower, reflecting the seasonality of the retail industry. We are currently expanding our product line and we expect to start selling these additional items during the second quarter of 2000. We are supplying the Body Jewel products to mass market retailers in the United States, including Wal-Mart, Target, Walgreens, CVS, Longs, Albertson's and Meijers as "promotional suppliers". Higher level access to retail chains is available if we achieve "approved ongoing supplier" status, which we have applied for. We also recently signed an agreement with Keenwheels, Inc., granting us exclusive domestic distribution rights to a product called PermaCap, which is a gas cap that is not removed. The Company is expecting to launch the product into the mass market and on television in the second quarter of 2000.

WIRELESS CABLE TELEVISION

         We are also a developer, owner and operator of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. We provide television and related cable services for multiple dwelling units, commercial locations and single family residences.

         LACROSSE, WISCONSIN. We operate a wireless cable television system in LaCrosse, Wisconsin. Our business began on August 24, 1993, when we entered into an agreement with Grand Alliance LaCrosse (F) Partnership and Home/Systems Joint Venture, which ultimately provided for the lease and purchase of the LaCrosse System.

         We began transmitting programming in LaCrosse in December 1994 and presently have approximately 800 subscribers in LaCrosse. There are approximately 70,000 households within the LaCrosse system's 25-mile signal pattern. We currently offer 22 channels in LaCrosse, consisting of 17 wireless cable channels and 5 local off-air (VHF/UHF) broadcast channels.

         We own main transmitters, encoding equipment, antenna, cables, cable boxes, satellite dishes, beam benders, computer hardware and software that is utilized in this business and located in LaCrosse.

         COSTA RICA. We acquired certain rights to up to 18 pay television broadcast channels in Costa Rica in February 1996. Three channels are UHF frequencies (Channels 56, 58 and 60); three are "super band" frequencies (Channels 35, 37 and 39); and 12 are microwave frequencies similar to those used in our LaCrosse system. At the time we acquired these licenses, the three "super band" channels were in full operation broadcasting a scrambled signal of pay television programming to approximately 1,700 subscribers. We currently broadcast pay television programming over the three super band channels and the three UHF channels in our Costa Rican system. We presently have no plans to use the additional 12 microwave channels.

         As of December 31, 1999, we have approximately 5032 subscribers in our Costa Rican System. There are approximately 580,000 line-of-site households in the central valley that are reachable from our present transmission facility. All 18 channel licenses may be used exclusively anywhere in Costa Rica, thereby allowing us to expand our service beyond the central valley.

         We own television and microwave transmitters, cable head-end equipment, encoding equipment, antenna, cables, cable boxes, satellite dishes, beam benders, computer hardware and software that are used in this business and which are located in Costa Rica.

MARKETING

         We expect to use a variety of methods to drive traffic to our channel and website and to promote product sales. These methods include advertising banners on other websites, listings with major search engines, advertising outside of the Internet, including print and radio, Internet affiliations, and joint venture marketing agreements with such websites as Zacks.com, KeyTradeOnline.com, and others. We also are using our television channel to drive traffic to our website and using the website to drive viewers to our television channel.

         We utilize media advertising, telemarketing, direct mail, and door-to-door marketing to increase our subscriber base both in the LaCrosse system and the Costa Rican system. We emphasize value, reliability of service, quality and reliability of equipment, and picture quality in our marketing programs.

GOVERNMENT REGULATION

         INTERNET/E-COMMERCE. There are currently few laws or regulations that specifically regulate commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as online content, user privacy, pricing and characteristics and quality of products and services. Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the FCC in the same manner as other telecommunications services.

         The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local levels and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. A recently-passed law places a temporary moratorium on certain types of taxation of Internet commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet.

         WIRELESS CABLE TELEVISION - UNITED STATES. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act empowers the FCC, among other things: to issue, revoke, modify and renew licenses within the spectrum available to wireless cable, to approve the assignment and/or transfer of control over such licenses; to determine the location of wireless cable systems" to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity requirements on wireless cable operators. The FCC has determined that wireless cable systems are not "cable systems" for purposes of the Communications Act. Accordingly, a wireless cable system does not require a franchise from a local authority and is subject to fewer local regulations than a hard-wire cable system. In addition, utility poles and dedicated easements are not necessary.

         In the Telecommunications Act of 1996, the U.S. Congress changed the focus of government oversight of the communications industry from regulation to facilitating competition. Congress has passed laws, and the FCC has adopted rules and regulations, to encourage competition among various providers of communication services. While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change in the future, and such changes could have an adverse effect on our business.

         In September 1998, the FCC expanded the uses of the wireless cable spectrum by adopting what is called the "Two Way Rule." The Two Way Rule permits the use of wireless cable frequencies for two way digital communications where previously this spectrum could be used only for the one way transmission of television programming. This change in the FCC regulations makes it possible for a wireless cable operator to provide data transmissions, such as high speed internet access service, or voice transmissions, such as local loop telephone service, as well as television programming, in its service area. The provision of internet service or telephone service, however, would require a substantial financial commitment on our part. At this time, we do not plan to expand into the internet service business or the telephone business at its wireless cable system in La Crosse.

         The Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") allows state and municipal governments to regulate cable equipment and "basic" tier (i.e., broadcast, local public access, governmental and educational channels) cable rates for traditional hard-wire cable systems. The Cable Act gave the FCC the authority to regulate rates on the "cable programming service" tier (I.E., cable networks and all video programming not on the basic tier) and the Commission regulated such rates for the last seven years. The Telecommunications Act of 1996 provided that rate regulation by the FCC was to be phased out in three years, and as of March 31, 1999, the FCC no longer has the authority to regulate any cable rates. Thus, cable operators are now free to offer discounts to our subscribers or potential subscribers.

         The Telecommunications Act of 1996 also permits telephone companies to enter the video distribution business, subject to certain conditions. The entry of telephone companies into the video distribution business, with greater access to capital and other resources, could provide significant competition to the wireless cable industry. To date, the telephone companies have not entered the video distribution business to any significant extent, but that could change at any time, and such change could have an adverse effect on our business.

         Over the last few years, competition for the wireless cable industry has also come from direct broadcast satellite carriers, a service which has grown rapidly to over ten million subscribers nationwide. On November 29, 1999, as part of the Omnibus Appropriations Act of 1999, the President signed into law the Satellite Home Viewer Improvement Act, which gives satellite carriers the right to carry local television stations to subscribers in the stations' own markets for the first time. At this point, it is too early to tell what impact this new legislation will have on the wireless cable industry as a whole or on us in particular.

         WIRELESS CABLE TELEVISION - COSTA RICA. Television operations in Costa Rica are regulated mainly by the Radio and Television Law - Ley de Radio y Television, No. 1758 of June 19, 1954, as amended (the "Law"); the Regulation of Wireless Stations - Reglamento de Estaciones Inalambricas, No. 63 of December 11, 1956, and the Broadcasting Rule of Atlantic City and the International Agreements Regarding Broadcasting executed in Washington, D.C., on March of 1949, which have been ratified by the Congress of Costa Rica. According to the Law, television operations can only be established, conducted and exploited by means of a concession granted by the Radio Control Office ("RCO"), upon payment of the taxes and completion of all formal requirements imposed by the Law.

         Once the concession is granted, the RCO will periodically control and supervise its operation. In order to verify that the terms and conditions of the concession are being fulfilled, the RCO is authorized to visit and inspect the place of business of the concessionaire at any time. If there is any incorrect technical functioning, the licensee, within forty-eight hours, must reestablish the concession to its original terms under penalty of cancellation of the license. Concessions for the Company's Costa Rican System are owned by the Costa Rican operating companies that were acquired by the Company through its wholly owned Costa Rican subsidiary in February 1996.

         Furthermore, the owner of a concession is obligated to strive to increase the cultural level of the population. The owner of the concession is jointly liable, together with whoever broadcasts or transmits through the frequency, for any violations of the Law, provided there is intentional conduct by the concessionaire. In case of negligence, the liability is subsidiary to the direct offender's. The concessionaire is not liable in the absence of willful participation or negligence. Any broadcast shall operate free of impurities (espurias y armabucas) and with the frequency adjusted so that no interference is caused to other concessionaires.

         If the operating center does not meet these requirements, its functioning will not be authorized by the RCO. Other governmental limitations or restrictions apply, such as a prohibitions against broadcasting certain information, whether private or official, local or international, except in situations of emergency; false news; alarm calls without reason, the broadcasting of programs emanating from other concessionaires without their previous authorization, and the use of vulgar or improper language.

         The Law establishes that licenses are granted for a limited time, but they are automatically extended by payment of the corresponding dues, provided that the functioning and installation of the station are adjusted to the stipulations of the Law. The transfer or alienation of the right to a frequency is permitted only with the previous authorization of the RCO, which means that a formal request has to be submitted to the RCO on these terms. According to the RCO's current interpretation, a frequency can be leased to a third party without prior consent from the government. The lessor remains as the concessionaire and, therefore, continues to be subject to all obligations related to the concession.

         Article 3 of the Law requires that concessionaires have not less than 65% Costa Rican ownership. The Company has been advised by its Costa Rican counsel that this provision is not being actively enforced and that there is a decision from the Constitutional Court declaring a similar provision in a related law (Ley de Medios de Difusion y Agencias de Publicidad) to be unconstitutional. However, based on Costa Rican counsel's recommendation, the Company structured its ownership of these licenses to be indirect through a tiered subsidiary structure, whereby a Costa Rican Company, wholly-owned by the Company, owns 100% of the outstanding capital stock of the Costa Rican companies holding the licenses. The Company believes that this structure adequately meets the requirements of Costa Rican law. However, in the event this structure is not acceptable to the government, an alternate ownership structure would have to be implemented, which could have a material adverse effect on the Company.

COMPETITION

         INTERNET. The Internet business is highly competitive. New companies are being established everyday and any business set up on the Internet, including our website, may face competition from a variety of existing or upcoming websites. Many of these competitors may have greater financial, technical and marketing resources, greater name recognition and better strategic relationships. Consequently, we have been focusing on the creation and aggregation of our own video content through the signing of exclusive or first priority agreements with content suppliers and through the development of our own programming through our television channel. Content of immediate value will drive traffic to our site, and content of long term value creates a valuable asset base for our Company. We believe that our ability to effectively compete in this market will depend on our ability to quickly build a significant archive, sign distribution agreements for the licensing of the content to other websites, develop our brand name and drive traffic to the site.

         The business of finance on the Internet is highly competitive. Many companies such as On24, CBS MarketWatch, CNBC and CNNfn have established websites that offer financial and business information and services, and it is our belief that many new websites will be created and they may decide to add significant video services as part of their concept.

         TELEVISION. The television business is highly competitive. New channels will face competition from a variety of existing television channels and networks. Consequently, we have been focusing on creating proprietary programming to help distinguish our television channel from other networks. Ultimately, the quality of our programming will determine our success in this environment.

         WIRELESS CABLE TELEVISION. The pay television industry is highly competitive. Wireless cable television systems face competition from several sources, including established hardwire cable companies.

         In Costa Rica, three hard-wire cable companies are our primary, direct competitors. We estimate that within our signal pattern for Costa Rica, fewer than 20% of the households are hard-wire cable subscribers and no more than an additional 10% have access to hard-wire cable services.

         The three hard-wire cable companies in Costa Rica currently offer up to 46 (11 local, 35 international), 48 (13 local, 35 international), and 36 (9 local, 27 international) channels, and charge approximately $22, $25, and $23 per month, respectively, for basic programming (movies are additional), and approximately $15, $23, and $23, respectively, for installation services. None offers pay-per-view programming or addressable converters. All three companies offer discounts for long-term contracts. We offer a package of 28 channels (22 local off-air, 6 international) for a monthly fee of approximately $15 to $17, plus installation. Based on our existing subscriber base of approximately 5,500 households that presently pay an average of $16 per month for six channels of programming and the very limited penetration of hard-wire cable into this market, we believe that we have a competitive programming alternative to hard-wire cable.

         PRODUCT SALES. Our product sales division competes with all other suppliers of merchandise to home shopping channels, retail stores and distributors such as Telebrands, Emson, Media Brands and Media Group. Our ability to compete in this market will depend upon the pricing and uniqueness of our products.

LITIGATION

         On June 9, 1999, the SEC issued an order directing an investigation of certain of our activities and the activities of others. The investigation focuses on whether we and other persons misrepresented certain of our affairs in press releases and public filings during 1998 and the early part of 1999. The commencement of an SEC investigation is part of the SEC's routine surveillance and enforcement program and, as expressed by the SEC, should not be construed as an adverse reflection on us and does not necessarily mean that any wrongdoing has occurred. We do not believe that we have engaged in any conduct that would warrant the institution of legal proceedings against us by the SEC and we are cooperating fully with the SEC staff.

EMPLOYEES

         As of March 21, 2000, we had 74 full-time employees serving in our North Miami Beach, Florida, LaCrosse, Wisconsin, Pelham, New York and Costa Rica offices, including 10 in management, 7 in sales and marketing, 31 technical support, 22 clerical employees and 4 financial news anchors. We maintain various employee group benefit plans and experience good employee relations.

DESCRIPTION OF PROPERTY

         We lease approximately 4,500 square feet of general office space at 3957 Northeast 163rd Street, North Miami Beach, Florida 33160 used as its principal executive offices. The lease has a five-year term that commenced May 8, 1998 and provides for an initial annual rent of $60,750 and increases annually to a maximum of $78,780 in the fifth year.

         We also lease approximately 1,300 square feet of space at 3953 Northeast 163rd Street, North Miami Beach, Florida 33160. This space is leased in conjunction with the property above and is used as additional office space. The lease has a five-year term that commenced May 8, 1998 and provides for an initial annual rent of $17,550 increasing each year to a maximum of $22,750 in the fifth year.

         We lease approximately 2,500 square feet of space for our warehouse located at 2055 N.E 151st, N. Miami, FL, 33161. The lease has a four-year term, expiring on March 31, 2003, and provides for an initial annual rent of $10,800, with a 10% increase every year thereafter.

         We lease approximately 2,000 square feet of space in La Crosse, Wisconsin for our wireless cable division. The lease provides for a one-year term, renewing annually, with an annual rent of approximately $15,500.

         We lease approximately 750 square feet of office space at 629 Fifth Avenue, Pelham, New York 10803 which is used to house our retail sales operations. The lease has a three-year term that commenced March 29, 1999 and provides for an annual rent of $13,560 for the first two years and $13,967 for the third year.

         We rent office space in Costa Rica from our President. This arrangement is on a month-to-month basis, and during 1999, we paid Mr. Rosen approximately $14,000.

         On January 10, 2000, we entered into a one year agreement with a television broadcasting facility located at 7291 NW 74th Street, Miami, Fl 33316 to lease space for our television studio and newsroom and utilizes the control room and uplink facilities of the studio. On March 1, 2000, this agreement was amended to also include technical equipment for producing the live television show and programming. The monthly fees for these services are $72,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Not applicable.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors, executive officers and key employees are as follows:

                                                                       DIRECTOR
NAME                   AGE                    POSITION                  SINCE
----                   ---                    --------                 --------
Melvin Rosen            56       Chairman of the Board, President and    1997
                                 Chief Executive Officer

Eric Lefkowitz          40       Executive Vice President and Director   1999

Dennis Devlin           51       Director                                1993

Scott Housefield        42       Director                                1999

Larry Weinstein         52       Director                                1999

Nick van der Linden     31       Director                                1999

Adam Taylor             47       Executive Vice President and             --
                                 Chief Operating Officer

Dominique Sada          43       Chief Financial Officer                  --

Ivan Rothstein          56       Executive Vice President, Business       --
                                 Development

Michael Tedesco         44       President and Chief Operating Officer    --
                                 of 5th Avenue Channel Retail, Inc.


         Each of our directors holds his position until the next annual meeting of shareholders or until his successor is duly elected and qualified.

         MELVIN ROSEN: PRESIDENT, C.E.O. AND CHAIRMAN OF THE BOARD. Melvin Rosen, 56, has served as President, Chief Executive Officer and Chairman of the Board of the Company since May 1997. From July 1986 to May 1996, he owned and served as the President of the company that owned a wireless cable television system in Costa Rica which was sold to us in February 1996. He was also the co-founder of TVN, a large pay-per-view company.

         ERIC LEFKOWITZ: EXECUTIVE VICE PRESIDENT AND DIRECTOR. Eric Lefkowitz, 40, has served as one of our Executive Vice Presidents since January 1999 and as one of our directors since March 1998. Mr. Lefkowitz was President, CEO and 50% owner of International Broadcast Consultants of America, Inc., a consumer products marketing and wholesaling company, between 1994 and 1999.

         DENNIS J. DEVLIN: DIRECTOR. Mr. Devlin, 51, has served as one of our directors since May 1993 and as our Vice President from 1993 to 1998. Mr. Devlin is the founder and has served as President of Dennis' Mobile Home Service and Supply, Inc. in Wayne, Michigan since 1979. Mobil

Home Service and Supply, Inc. is engaged in the construction of additions, roof systems and specialized products for mobile home owners, including remodeling, insurance services, parts supply and repair.

         SCOTT HOUSEFIELD: DIRECTOR. Scott Housefield, 42, has served as one of our directors since June 1999. From 1993 to 1998, he held various senior management positions at Brightpoint, Inc. (Nasdaq: CELL - news), a global wireless telecommunications company.

         LARRY WEINSTEIN: DIRECTOR. Larry Weinstein, 52, has served as one of our directors since September 1999. He is currently Vice President of Strategic Projects for Cybergold, Inc. (Cybergold.com), an on-line incentive marketing company. From 1992 to 1998, Mr. Weinstein served as Executive Vice President for Greenleaf Technologies Corp., a high-tech company specializing in encryption and compression technologies.

         NICK VAN DER LINDEN: DIRECTOR. Mr. van der Linden, 31, has served as one of our directors since November 1999. Mr. van der Linden is founder of Caladan B.V., a holding company for a number of investment activities including corporate finance and consulting. Mr. van der Linden is also founder of The Traders Society N.V., a wholesale trading house in the Netherlands where he served as its Chief Executive Officer from 1996 to 1998. From 1994 to 1996, he was a managing director at Rabo Securities in the Netherlands.


         ADAM TAYLOR: EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER. Adam Taylor, 47, has served as an Executive Vice President and Chief Operating Officer since January 1999. Mr. Taylor was President of Taylor/Fox Enterprises, LLC, a marketing company based in California from June 1992 to December 1998 and President of Goldman/Taylor Entertainment Inc., a television development and production company from February 1990 to May 1997. Mr. Taylor has resigned from his positions effective April 17, 2000.


         DOMINIQUE SADA: CHIEF FINANCIAL OFFICER. Dominique Sada, 43, has served as our Chief Financial Officer since December 1999. Prior to joining the Company, Ms. Sada worked as a manager of Accounting, Auditing and Consulting for Rachlin, Cohen & Holtz, a South Florida public accounting firm from 1997 to 1999. Between 1994 and 1996, she served as financial manager of Chase Manhattan Corp., a financial services company, and between 1987 and 1994, she worked for Deloitte & Touche, a public accounting firm, where she was an audit manager. Ms. Sada is a Certified Public Accountant.

         IVAN ROTHSTEIN: EXECUTIVE VICE PRESIDENT, BUSINESS DEVELOPMENT. Mr. Rothstein, 56, has served as Executive Vice President of Business Development since January 1999. Mr. Rothstein has been Vice President and 50% owner of International Broadcast Corporation (IBC) since 1994. From 1982 to 1995, Mr. Rothstein was Vice President of Centuri, a manufacturer of video game machines.

         MICHAEL TEDESCO. PRESIDENT AND CHIEF OPERATING OFFICER OF THE 5TH AVENUE CHANNEL RETAIL, INC. Mr. Tedesco, 44, has served as President and Chief Operating Officer of 5th Avenue Channel Retail since April 1999. From 1996 to 1999, he was Executive Vice President of Sales at Media Brands, LLC, a direct-response, retail manufacturing company. Between 1995 and 1996, Mr. Tedesco served as National Sales Manager at Home Shopping Network, and between 1993 and 1995 Mr. Tedesco served as Vice President of Claude G., Inc., an importer of private label French fragrances. Prior to joining Claude G, Inc., Mr. Tedesco served as a Partner and Vice President of Sales at Innovo Inc., a manufacturer of canvas bags and aprons. During his tenure, Mr. Tedesco created, manufactured and marketed the "E.A.R.T.H. Bag" which sold over 10 million units.

DIRECTOR'S REMUNERATION

         Each non-employee director is reimbursed for expenses incurred in attending board meetings. In addition, each non-employee director earns 2,000 options a month at an exercise price equal to the fair market value of our common stock on the last day of each month.

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with certain of our key executives as follows:

         Melvin Rosen, President and Chief Executive Officer, entered into a five year agreement commencing January 1, 2000. The agreement provides for an annual salary of $250,000. The agreement also provides for a grant of 240,000 options to purchase our common stock at an exercise price equal to the fair market value of the stock on the date of grant, January 31, 2000. The options have a five year term. The options vest ratably over a twelve month period commencing February 2000. The agreement also grants a one time stock grant of 30,000 shares of common stock of the Company as of January 1, 2000 and an additional 150,000 options at prices ranging between $10 and $20. The agreement also provides for health, life and disability insurance and reimbursement for all reasonable business expenses.


         Eric Lefkowitz, our Executive Vice President, entered into a five-year agreement effective January 1, 1999. The agreement provides for an annual salary of $150,000. The agreement also provides for bonuses and stock options based on our performance and for health, life and disability insurance and reimbursement for all reasonable business expenses. Commencing January 1, 2000 the company entered into a new two-year agreement that replaces the previous agreement. The new agreement provides for an annual salary of $200,000. The agreement also provides for a grant of 180,000 options to purchase our common stock at an exercise price equal to the fair market value of the stock on the date of grant, January 31, 2000. The options have a five year term and vest ratably over a twelve month period commencing February 2000. The agreement also grants a one time stock grant of 20,000 shares of common stock of the Company as of January 1, 2000 and an additional 75,000 options at prices ranging between $10 and $20. The agreement also provides for health, life and disability insurance and reimbursement for all reasonable business expenses.


         Adam Taylor, our Chief Operating Officer, entered into a one-year agreement effective January 5, 1999. The agreement provides for an annual salary of $102,000 plus benefits. The agreement also provides for grants of 5,000 options to purchase our common stock per month at an exercise price equal to $.25 above the average market value of the common stock for the five days prior to each monthly grant date. The options vest ratably over a three-year period from the date of the grant. The agreement also provides for term life, health, medical, dental and hospitalization insurance, as well as pension and profit-sharing benefits and for reimbursement of all reasonable business expenses and a monthly automobile reimbursement allowance of $1,000. Commencing January 1, 2000 the company entered into a new two-year agreement. The new agreement provides for an annual salary of $140,000. The agreement also provides for a grant of 121,000 options to purchase our common stock at an exercise price equal to the fair market value of the stock on the date of grant, January 31, 2000. The options have a five year term. 25,000 of the options vest immediately upon grant and the balance vest ratably over a twelve month period commencing February 2000. The agreement also grants a one time stock grant of 15,000 shares of common stock of the Company as of January 1, 2000 and an additional 75,000 options at prices ranging between $10 and $20. The agreement also provides for health, life and disability insurance and reimbursement for all reasonable business expenses. Effective April 17, 2000, Mr. Taylor has resigned from the Company.


         Ivan Rothstein, Executive Vice President, entered into a two year agreement commencing January 1, 2000. The agreement provides for an annual salary of $140,000. The agreement also provides for a grant of 96,000 options to purchase our common stock at an exercise price equal to the fair market value of the stock on the date of grant, January 31, 2000. The options have a five year term. The options vest ratably over a twelve month period commencing February 2000. The agreement also grants a one time stock grant of 15,000 shares of common stock of the Company as of January 1, 2000 and an additional 75,000 options at prices ranging between $10 and $20. The agreement also provides for health, life and disability insurance and reimbursement for all reasonable business expenses.

         Michael Tedesco, President and Chief Operating Officer of 5th Avenue Channel Retail, Inc., our wholly-owned subsidiary, entered into a one-year agreement dated April 1999. The agreement provides for an annual salary of $102,000 plus benefits and incentive bonuses as determined by the Board of Directors. The agreement also provides for Mr. Tedesco to receive up to 24,000 options to purchase our common stock at an exercise price of $7.25 per share in the first year of employment accruing at a rate of 2,000 options per month. If we elect to renew Mr. Tedesco's agreement for a second year, he will receive a grant of an additional 30,000 options. Mr. Tedesco also receives an incentive monthly bonus equal to one percent of the gross sales receipts from the sale of products and services by 5th Avenue Channel Retail during the preceding month. If 5th Avenue Channel Retail exceeds its annual sales projections, Mr. Tedesco will receive options to purchase 50,000 shares of our common stock at an exercise price equal to the fair market value of our stock at the date of grant. The agreement provides for life, health, medical, dental and hospitalization insurance, as well as pension and profit-sharing benefits and reimbursement of all reasonable business expenses and an annual automobile allowance of $5,000.

SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation paid to or accrued for the years ended December 31, 1999, 1998 and 1997 to our Chief Executive Officer and to each of our most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus for such fiscal years exceeded $100,000.

                                                 ANNUAL COMPENSATION
                                                 -------------------
                                                                        OTHER
NAME AND                          YEAR                                  ANNUAL                                ALL OTHER
PRINCIPAL POSITION                ENDED       SALARY     BONUS       COMPENSATION        OPTIONS (#)        COMPENSATION
------------------                -----       ------     -----       ------------        -----------        ------------
Melvin Rosen,                  12/31/99     $180,000        0             0                   0                   0
   President and CEO           12/31/98     $180,000        0             0                   0                   0
                               12/31/97(1)  $ 90,000        0             0                   0                   0

Eric Lefkowitz                 12/31/99     $150,000        0             0                   0                   0
  Executive VP and Director    12/31/98(2)  $ 50,000        0             0                   0                   0

------------
(1) Mr. Rosen commenced his employment with us in May 1997 and has accrued his entire salary since that time.

(2) Mr. Lefkowitz commenced his employment with us in November 1998


STOCK OPTION PLAN

         In January 1995, the Company adopted a stock option plan (the "SOP"), pursuant to which officers, directors, key employees and consultants are eligible to receive "incentive" and/or non-qualified stock options. The Company can grant 200,000 shares of its common stock under the SOP. The SOP is administered by the Board of Directors which determines, among other things, the persons to be granted options under the SOP, the number of shares subject to each option, and the option price. To date, the Company has granted options to purchase 200,000 shares of common stock under the SOP, 200,000 of which remain outstanding. The exercise price of all options granted under the SOP equaled or exceeded the fair market value of the common stock on the date of grant.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2000 by all persons known by us to own beneficially 5% or more of the outstanding shares of our common stock, each director, and all executive officers and directors as a group:


NAME AND ADDRESS OF                AMOUNT AND NATURE            PERCENT OF
BENEFICIAL OWNER OR                  OF BENEFICIAL             OUTSTANDING
IDENTITY OF GROUP                     OWNERSHIP(1)              SHARES(2)
-------------------                -----------------           -----------
Melvin Rosen                          7,164,879(3)               48.89%
c/o 5th Avenue Channel Corp.
3957 N.E. 163rd Street
North Miami Beach, FL 33160

Ivana Trump                             745,000(4)                5.53%
c/o Lyman & Landy
405 Park Avenue, 17th Floor
New York, NY 10022

Eric Lefkowitz                          651,167(5)                4.99%

Ivan Rothstein                          459,166(6)                3.57%

Dennis J. Devlin

                                        274,000(7)                2.14%

Scott Housefield                         14,000(8)                   *

Larry Weinstein                          14,000(8)                   *

Nick van der Linden                     334,000(9)                2.61%

All officers and directors
as a group (10 persons)               8,811,452(10)              57.61%


------------
 *   Less than 1%.

(1) Except as otherwise indicated, all shareholders have sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.


(2) Based on 12,769,564 shares of common stock issued and outstanding shares as of April 10, 2000 For purposes of calculating each person's beneficial ownership, amount and percentage, each person's options and warrants that are exercisable within 60 days as of April 10, 2000 are included and are deemed outstanding and are added to the 12,769,564 shares outstanding.


(3) Includes 500,000 shares of common stock issuable upon exercise of a warrant at an exercise price of $1.00 per share, 500,000 shares issuable upon exercise of a warrant at $5.00 per share and 885,000 shares issuable upon exercise of options.

(4) Includes options to purchase an aggregate of 700,000 shares of common stock at exercise prices ranging from $5.00 per share to $15.00 per share.

(5) Includes 300,000 shares held by IBC, a company of which Mr. Lefkowitz owns 50% and 287,500 shares issuable upon exercise of options at $2.75 per share

(6) Includes 300,000 shares held by IBC, a company of which Mr. Rothstein owns 50% and 102,500 shares issuable upon the exercise of options.


(7) Includes options to purchase 5,000 shares at $5.85 per share, options to purchase 5,000 shares at $8.25 per share, and options to purchase 14,000 shares at fair value on date of grant.

(8) Represents options to purchase 14,000 shares at fair value on date of grant.

(9) Represents shares owned by Caladan B.V., a company controlled by Mr. van der Linden, and options to purchase 14,000 shares at fair value on date of grant.


(10) Includes a total of 2,526,240 shares issuable upon the exercise of presently exercisable options and warrants held by the following persons:
     Melvin Rosen 1,000,000 warrants and 885,000 options; Eric Lefkowitz, 287,500 options; Ivan Rothstein 102,500 options; Dennis Devlin 24,000 options; Scott Housefield, 14,000 options; Larry Weinstein, 14,000 options, Nick van der Linden, 14,000 options; Adam Taylor 169,740 options and Michael Tedesco 15,500 options.

                              SELLING SHAREHOLDERS


         The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of April 10, 2000. Unless otherwise indicated, none of the selling shareholders has or had position, office or other material relationship with us within the past three years.


                                       OWNERSHIP OF SHARES                                       OWNERSHIP OF SHARES
                                         OF COMMON STOCK                                           OF COMMON STOCK
                                        PRIOR TO OFFERING                  NUMBER OF              AFTER OFFERING(1)
                                -----------------------------------     SHARES OFFERED      -------------------------------
    SELLING SHAREHOLDER              SHARES            PERCENTAGE           HEREBY             SHARES          PERCENTAGE
    -------------------         ------------------    -------------     --------------      --------------    -------------
Michael Ploshnick                    30,000(2)              *                30,000               0                *

Steven Finkelstein                   54,000(2)              *                54,000               0                *

Salvatore Marasa                     54,000(2)              *                54,000               0                *

David Ganz                           54,000(2)              *                54,000               0                *

Anthony Imbo                         54,000(2)              *                54,000               0                *

Howard Schwartz                      67,875(3)              *                67,875               0                *

Donald Fiore                         13,875(4)              *                13,875               0                *

James Ganduglia                      11,100(4)              *                11,100               0                *

Dermot Kiernan                       13,875(4)              *                13,875               0                *

Debra & Harvey Lichtman
                                     13,875(4)              *                13,875               0                *

Elmer Macke                          27,750(4)              *                27,750               0                *

Richard Measelle                     27,750(4)              *                27,750               0                *

Leonard Pianko                        5,550(4)              *                 5,550               0                *

Charles Rankin                       13,875(4)              *                13,875               0                *

Jeremy & Franca Rawitz               11,100(4)              *                11,100               0                *

Lawrence & Lori Turel                11,100(4)              *                11,100               0                *


Ganot Corporation                   168,834(5)            1.32%             168,834               0                *


Klurman Investment Limited
Partnership                         222,000(6)            1.74%             222,000               0                *

                                       OWNERSHIP OF SHARES                                       OWNERSHIP OF SHARES
                                         OF COMMON STOCK                                           OF COMMON STOCK
                                        PRIOR TO OFFERING                  NUMBER OF              AFTER OFFERING(1)
                                -----------------------------------     SHARES OFFERED      -------------------------------
    SELLING SHAREHOLDER              SHARES            PERCENTAGE           HEREBY             SHARES          PERCENTAGE
    -------------------         ------------------    -------------     --------------      --------------    -------------
Klurman Investment Limited
Partnership II                      145,000(7)              *               145,000               0                *

Carina B.V.                          50,000                 *                50,000               0                *


Maddox Mutual                       250,000               1.96%             250,000               0                *


J.W. Kranendonk                     100,000                 *               100,000               0                *

J.J. Van den Berg                   320,000               2.51%             320,000               0                *

M.M.G. Pilarczyk                    100,000                 *               100,000               0                *

Caladan B.V.                        320,000               2.51%             320,000               0                *


Finance IT B.V.                     500,000               3.92%             500,000               0                *


Trasmin Invest B.V.                 250,000               1.96%             250,000               0                *

AGI Finance SA                       50,000                 *                50,000               0                *

John Bus                             10,000                 *                10,000               0                *

Ab ter Horst                         50,000                 *                50,000               0                *


International Broadcast
Consultants of America,
Inc. (8)                            300,000               2.35%             300,000               0                *


Miron Leshem(9)                       9,000                 *                 9,000               0                *

Stewart Adams Ltd.                   60,000                 *                60,000               0                *

Charles Ramos(10)                    30,000                 *                30,000               0                *

Catherine Saxton(11)                 10,000                 *                10,000               0                *

Jim Pakarek(12)                      10,000                 *                10,000               0                *

                                       OWNERSHIP OF SHARES                                       OWNERSHIP OF SHARES
                                         OF COMMON STOCK                                           OF COMMON STOCK
                                        PRIOR TO OFFERING                  NUMBER OF              AFTER OFFERING(1)
                                -----------------------------------     SHARES OFFERED      -------------------------------
    SELLING SHAREHOLDER              SHARES            PERCENTAGE           HEREBY             SHARES          PERCENTAGE
    -------------------         ------------------    -------------     --------------      --------------    -------------
Eugene Siriani                       67,862                 *                67,862               0                *

Ralph Olsen                           3,500                 *                 3,500               0                *

David Menlow(13)                    100,000                 *               100,000               0                *


Fusion Capital Fund II,             651,167               4.99%           1,370,000               0                *
LLC(14)

Florida Point, Inc.(15)             700,000               5.38%             700,000               0                *

Adam Taylor (16)                    184,740               1.43%              15,000            169,740             1.31%

Ivan Rothstein(17)                  459,166               3.57%             356,666            102,500             *

Eric Lefkowitz(18)                  651,167               4.99%             363,667            289,500             2.15%

------------
 *    Indicates less than 1%.


(1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each selling shareholder will own upon completion of this offering.

(2) Represents shares of common stock issuable upon the exercise of warrants originally issued to a consultant to the Company and assigned to the holders. Such warrants are exercisable for $2.50 per share and expire on July 10, 2000.

(3) Consists of 54,000 shares of common stock issuable upon exercise of warrants assigned to the holder and 13,875 shares issued upon conversion of 12% convertible debentures in the principal amount of $25,000 including 1,375 shares issued in lieu of accrued interest.

(4) Part of an aggregate of 297,500 shares issued upon conversion of 12% convertible debentures in the aggregate principal amount of $595,000 including 35,059 shares issued in lieu of accrued interest.

(5) Represents 150,000 shares issued upon conversion of $2.00 per share of 12% convertible debentures in the principal amount of $300,000 and 18,834 shares issued in lieu of accrued interest.

(6) Represents 200,000 shares issued upon conversion of a 12% convertible debenture in the principal amount of $500,000 and 22,000 shares issued in lieu of accrued interest.

(7) Includes 15,000 shares issuable upon the exercise of warrants at $5.00 per share and 5,000 shares issuable upon the exercise of warrants at $6.00 per share.


(8) International Broadcast Consultants of America, Inc. is a company of which Eric Lefkowitz, our Executive Vice President and Director and Ivan Rothstein, our Executive Vice President, each owns 50%. Assuming the sale of all of these shares, Mr. Lefkowitz will own 63,667 shares of common stock and Mr. Rothstein will own 56,666 shares of common stock which is less than 1% of our issued and outstanding shares.


(9) Represents shares of common stock issuable upon the exercise of warrants at a price of $3.875 per share issued for consulting services.

(10) Includes an aggregate of 25,000 shares issuable upon the exercise of warrants at prices ranging from $6.75 to $8.625.

(11) Represents shares of common stock issuable upon the exercise of warrants at a price of $6.00 per share.

(12) Represents shares of common stock issuable upon the exercise of warrants at a price of $2.00 per share.

(13) Represents shares of common stock issuable upon the exercise of warrants at a price of $5.625 per share.


(14) Includes 170,000 shares to be issued as a commitment fee in connection with the execution of an equity purchase agreement and an estimated 1,200,000 shares which are issuable upon conversion of the equity purchase agreement which has a principal amount of $6,000,000. The equity purchase agreement provides that Fusion Capital may not beneficially own in excess of 4.99% of our outstanding common stock. See "The Fusion Transaction."


(15) Includes 500,000 shares to be issued in connection with a subscription agreement and 200,000 shares issuable upon the exercise of warrants at prices ranging from $5.25 to $7.00 issued in connection with a licensing agreement.


(16) Includes 169,740 shares issuable upon the exercise of options. Mr. Taylor is an Executive Vice-President and Chief Operating Officer of the Company.

(17) Includes 300,000 shares owned by International Broadcast Consultants, Inc., a company of which Mr. Rothstein owns 50%. Also includes 102,500 shares issuable upon the exercise of options. Mr. Rothstein is Executive Vice-President of Business Development for the Company.

(18) Includes 300,000 shares owned by International Broadcast Consultants, Inc., a company of which Mr. Lefkowitz owns 50%. Also includes 287,500 shares issuable upon the exercise of options. Mr. Lefkowitz is a Director and Executive Vice-President of the Company.

                              CERTAIN TRANSACTIONS

LOANS TO THE COMPANY

         During 1996 and 1997, Mr. Rosen loaned us $262,479 at 18% interest. We repaid $183,400 during 1998 and the remaining balance (including accrued interest thereon) in November 1999.

         During 1998, Mr. Rosen also loaned us $300,000 at 10% interest. We fully repaid this loan (including accrued interest thereon) in November 1999. In addition, during 1998 Mr. Rosen loaned us $550,000 at 8% interest. At various times during 1999, he loaned us additional amounts at the same rate and we made certain repayments to him. The balance of this loan as of December 31, 1999 was $2,268,308, including accrued interest of $242,958. This loan is payable on demand.

         Aggregate accrued interest on the three loans at December 31, 1998 was $70,696.

         On February 24, 1997, Mr. Duquette and Mr. Devlin each loaned us $25,000 ($50,000 in the aggregate), which we used to pay Mr. Rosen for an extension of the indebtedness due to him as described below. These loans accrue interest at 10% per annum. As of December 31, 1999, the balance of these loans, including accrued interest, was $55,081 and $52,581, respectively. These loans are payable on demand.

LOANS TO EMPLOYEES

         During 1998 and 1999, we loaned $51,274 to a former officer of the Company. This loan will be repaid upon exercise of options to purchase our common stock held by the former officer's estate.

         During 1999, we paid certain debt of IBC totaling $333,365 for which the owners of IBC, Mr. Lefkowitz and Mr. Rothstein agreed to repay in 10 annual installments of $49,681, including interest at 8%. This loan is collateralized by a total of 55,562 of our common stock owned by Mr. Lefkowitz and Mr. Rothstein.

         During 1999, we loaned $23,000 to an employee. This loan was settled in early 2000 in exchange for services performed by the employee.

DEBT RESTRUCTURING AGREEMENT AND DEBENTURE

         In January 1999 and March 1999 Mr. Rosen converted a debenture in the amount of $2,366,000 including accrued interest into 4,732,000 shares of our common stock.

         Mr. Rosen acquired the convertible debentures in 1997 in an agreement to restructure a $2 million note issued to him as part of the acquisition of our Costa Rican operations. The agreement provided for restructuring the note into a convertible debenture maturing in 12 months with interest at 12% per annum (7% to be paid monthly and 5% at maturity). The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Mr. Rosen. We paid interest of $12,000 on the original note to Mr. Rosen in early 1997. No interest was paid on the debenture in 1997 and $156,033 of interest accrued from May 19, 1997 to December 31, 1997 and was added to the debenture principal.

         As consideration for this debt restructuring, we agreed to issue to Mr. Rosen (i) 180,000 shares of our common stock; (ii) a warrant to purchase 500,000 shares at $1.00 per share, and (iii) a warrant to purchase 500,000 shares of common stock at $5.00 per share. Mr. Rosen received the right to nominate two members to our Board of Directors until such time as he exercised the conversion rights under the debenture and we released him from any liability in connection with the Costa Rican acquisition. Upon consummation of the debt restructuring, Mr. Rosen and his designee, Samuel H. Simkin, were appointed to our Board of Directors and Mr. Rosen was named our President and Chief Executive Officer.

         The debenture was convertible by Mr. Rosen into our common stock at any time prior to payment of the debenture on at least 30 days notice. The conversion price was the lesser of (1) $.50 per share of common stock, or (2) the average of the closing bid price for our common stock as reported on the Nasdaq Small Cap Market for the five trading days immediately prior to the conversion date.

OTHER RELATED TRANSACTIONS

         Effective December 10, 1998, we acquired 100% of the capital stock of The Fifth Avenue Channel, Inc. ("5th Avenue") from its shareholders for 335,000 shares of our common stock and we agreed to issue up to 665,000 additional "performance shares" as follows: 332,500 if 5th Avenue achieves gross revenues in excess of $10,000,000 for any calendar quarter; and the remaining 332,500 shares if 5th Avenue achieves either gross revenues in excess of $25,000,000 for any calendar quarter or net income in excess of $1,000,000 for any calendar quarter. Mr. Rosen owned 65% of the 5th Avenue stock, IBC Partners owned 25% and Ms. Trump owned 10%. IBC Partners is 50% owned by Mr. Lefkowitz, our Executive Vice President and Director, and 50% by Mr. Rothstein, our Executive Vice President

         Effective January 4, 1999, we purchased 100% of the assets and operations of International Broadcast Consultants ("IBC") for 300,000 shares of our common stock and $450,000 in cash. IBC was active in the electronic media field, specializing in new product marketing on cable television. See "Notes to Consolidated Financial Statements."

AFFILIATE TRANSACTION POLICY

         The Board of Directors of the Company has adopted a policy regarding transactions between the Company and any officer, director or affiliate, including loan transactions, requiring that all such transactions be approved by a majority of the independent and disinterested members of the Board of Directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to the Company as could be obtained from unaffiliated independent third parties.

                            DESCRIPTION OF SECURITIES

GENERAL


         Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 12,769,564 shares of common stock and no shares of preferred stock were outstanding. The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.


COMMON STOCK


         We are authorized to issue 50,000,000 shares of common stock, $.001 par value, of which 12,769,564 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of common stock are not redeemable, do not have any conversion or preemptive rights and are not subject to further calls or assessments once fully paid.


         Holders of common stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of our preferred stock. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock, par value of $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

PURCHASE WARRANTS AND CONVERTIBLE DEBENTURES

         The various exercise or conversion prices and the number of shares of common stock purchasable upon the exercise of the warrants and conversion of debentures, are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the common stock. The warrants and the debentures do not confer upon holders any voting or any other rights as our shareholders.

12% CONVERTIBLE DEBENTURES

         In May 1998, we completed a private placement of 12% convertible debentures in the principal amount of $595,000 to accredited investors. In December 1999, these investors converted their debentures into common stock at a conversion price of $2.00 per share and are listed as selling shareholders herein. See "Selling Shareholders."

         In November 1998, we completed a private placement of a 12% convertible debenture in the principal amount of $500,000 to an accredited investor. In December 1999, this investor elected to convert his debenture at a conversion price of $2.50 per share and is listed as a selling shareholder herein. See "Selling Shareholders."

IPO WARRANTS

         In connection with our initial public offering, we sold 1,610,000 redeemable common stock purchase warrants for $.25 per warrant and certain selling shareholders sold an additional 400,000 warrants. The warrants are exercisable at a price of $5.75 per share until May 3, 2000 and are governed by a warrant agreement between us and Continental Stock Transfer & Trust Company as warrant agent.

         The warrants are subject to redemption by us upon 30 days' prior written notice, at a price of $.25 per warrant, if the closing sale or bid price per share of our common stock equals or exceeds 120% of the then-current exercise price (initially $5.75, subject to adjustment) per share for the 20 trading days ending on the third trading day prior to the mailing of the notice of the redemption.

UNDERWRITER'S WARRANTS AND UNDERWRITER'S STOCK WARRANTS

         The 140,000 underwriter's warrants and the 100,000 underwriter's stock warrants were issued to designees of our underwriter in our initial public offering in May 1995.


         The 140,000 underwriter's warrants are exercisable at $3.75 per warrant and entitle the holders to purchase a like number of underlying warrants. Each underlying warrant entitles the holder to purchase one share of common stock at an exercise price of $5.75 until May 3, 2000, and is subject to redemption by us upon 30 days prior written notice at a price of $.25 per underlying warrant, provided that the closing sale or bid price per share of our common stock equals or exceeds 120% of the then current exercise price (initially $5.75, subject to adjustment) to the 20 trading days ending on the third trading day prior to the mailing of the notice of redemption.


         The underwriter's stock warrants are exercisable for a like number of shares of common stock at a price of $7.50 per share. The underwriter's warrants and the underwriter's stock warrants are exercisable until May 3, 2000.

CONSULTANT'S WARRANTS

         The consultant's warrants were issued to Meyers, Pollock, Robbins, Inc., our financial consultant, pursuant to a consulting agreement entered into as of July 24, 1997. The consultant's warrants were subsequently assigned to certain individuals. 500,000 of the consultant's warrants were previously exercised.

EQUITY PURCHASE AGREEMENT


         On March 29, 2000, 5th Avenue Channel executed a master facility agreement with Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to which it agreed to issue to Fusion Capital up to two equity purchase agreements, each with an aggregate principal amount of $6,000,000. Each equity purchase agreement will be convertible into shares of common stock of 5th Avenue Channel at a price equal to the lesser of (1) 140% of the average of the closing bid prices for our common stock during the 10 trading days prior to issuance of the equity purchase agreement or (2) a price based upon the future performance of the common stock, in each case without any fixed discount to the market price.


         The first equity purchase agreement will be issued to Fusion Capital within five business days after the date of this prospectus. This date is referred to as the "closing date." The second equity purchase agreement will be issued after delivery of an irrevocable written notice by us to Fusion Capital stating that we elect to issue the second equity purchase agreement to Fusion Capital. This notice may be given no later than the 10 trading days after the date that the first equity purchase agreement is no longer outstanding. The obligation of Fusion Capital to execute the equity purchase agreements is subject only to customary closing conditions, all of which are outside the control of Fusion Capital.

         Upon each conversion of the equity purchase agreement into shares of common stock, Fusion Capital will send to 5th Avenue Channel, in cash, the aggregate principal amount converted. On the closing date, Fusion Capital will advance $500,000 to 5th Avenue Channel. This amount will be credited against the first $500,000 aggregate principal amount of the equity purchase amount that is converted into common stock of 5th Avenue Channel.

CERTAIN ANTI-TAKEOVER EFFECTS

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and our Articles of Incorporation also authorize us to indemnify our directors, officers, employees and agents.

         Additionally, the authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of us through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Except as described above, there are no agreements or understandings for the issuance of preferred stock and the Board of Directors has no intention to issue additional series of preferred stock as of the date of this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Of the 12,769,564 shares currently outstanding, 6,285,212 shares are owned by our affiliates, as that term is defined under the Securities Act. Absent registration under the Securities Act, such as the shares being offered by selling shareholders herein, the sale of these shares is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of us for at least three months immediately preceding the sale, and who has beneficially owned the shares of Common Stock for at least two years, is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above.


         No prediction can be made as to the effect, if any, that sales of shares or the availability of shares for sale as described above will have on the market prices of the common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. See "Risk Factors -- Future sales of common stock could depress the price of our common stock."

                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered by the selling shareholders. The common stock may be sold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

         o ordinary brokers' transactions;

         o transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market;

         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

         o "at the market" to or through market makers or into an existing market for the common stock;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o in privately negotiated transactions; or

         o any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. The other selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act . Therefore, they will be subject to prospectus delivery requirements under the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Neither us nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholders and any other required information.

         We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, estimated to be approximately $68,400, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         FUSION CAPITAL AND ITS AFFILIATES HAVE AGREED NOT TO ENGAGE IN ANY DIRECT OR INDIRECT SHORT SELLING OR HEDGING OF OUR COMMON STOCK DURING THE TERM OF THE EQUITY PURCHASE AGREEMENT.

         We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

         This offering will terminate on the earlier of (1) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144(k) under the Securities Act or (2) the date on which all shares offered by this prospectus have been sold by the selling shareholders.

                                  LEGAL MATTERS

         Broad and Cassel, a partnership including professional associations, Miami, Florida, will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                     EXPERTS

         Rachlin Cohen & Holtz, LLP, independent certified public accountants, have audited our consolidated financial statements at December 31, 1999 and 1998 and for the two years then ended as set forth in their report (which contains an explanatory paragraph regarding certain liquidity and profitability considerations). We have included our consolidated financial statements in the registration statement, in reliance on Rachlin Cohen & Holtz's report given on its authority as an expert in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

         We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at:
HTTP://WWW.SEC.GOV.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Certified Public Accountants                        F-1

Balance Sheet as of December 31, 1999                                      F-2

Statements of Operations for the Years Ended December 31, 1999 and 1998    F-3

Statements of Stockholders' Equity
  for the Years Ended December 31, 1999 and 1998                           F-4

Statements of Cash Flows for the Years Ended December 31, 1999 and 1998    F-5

Notes to Financial Statements                                              F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
5th Avenue Channel Corp.
North Miami Beach, Florida


         We have audited the accompanying consolidated balance sheet of 5th Avenue Channel Corp. as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 5th Avenue Channel Corp. as of December 31,1999, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

         As more fully described in Note 2, the Company is subject to certain liquidity and profitability considerations. The Company's plans with respect to these matters are also described in Note 2.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
March 28, 2000

                            5TH AVENUE CHANNEL CORP.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                                                                                   DECEMBER 31,
                                                                                       1999
                                                                                   ------------
ASSETS
Current Assets:
     Cash and cash equivalents .................................................   $  2,024,143
     Accounts receivable, net of allowance of approximately $356,000 ...........        555,514
     Inventory .................................................................        210,486
     Current portion of notes receivable, related parties ......................         23,012
     Loans receivable, related parties .........................................         64,912
     Prepaid expenses and other current assets .................................        143,640
                                                                                   ------------
         Total current assets ..................................................      3,021,707
                                                                                   ------------
Property and Equipment .........................................................      1,500,411

Licenses .......................................................................      4,331,897

Goodwill .......................................................................      2,078,292

Notes receivable, related parties ..............................................        310,353

Other Assets ...................................................................        222,699
                                                                                   ------------
                                                                                   $ 11,465,359
                                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities ..................................   $  1,343,029
     Accrued payroll, President and Chairman of the Board ......................        450,000
     Current portion of long-term debt .........................................         87,433
     Loans payable, related parties ............................................         55,081
     Loans payable, President and Chairman of the Board ........................      2,268,308
     Deferred Revenue ..........................................................         91,400
                                                                                   ------------
         Total current liabilities .............................................      4,295,251
                                                                                   ------------
Long-Term Debt:
     License installment payment plan notes, net of current portion ............        864,893
                                                                                   ------------
Stockholders' Equity:
     Preferred stock, $.001 par value,  5,000,000 shares  authorized; 500 shares designated  as  Series  A;  none  issued  and  outstanding; 1500 shares
       designated as Series B; none issued and outstanding .....................           --
     Common  stock  $.001 par value, 50,000,000 shares authorized,
       12,214,702 shares issued and outstanding ................................         12,215
     Additional paid-in capital ................................................     20,277,555
     Deficit ...................................................................    (13,984,555)
                                                                                   ------------
                                                                                      6,305,215
                                                                                   ------------
                                                                                   $ 11,465,359
                                                                                   ============

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                   1999           1998
                                                -----------    -----------
Revenue:
  Product sales .............................   $ 2,195,675    $      --
  Wireless cable television services ........     1,595,995      1,453,033
                                                -----------    -----------

                                                  3,791,670      1,453,033

Direct Costs:
  Product sales .............................     1,678,922           --
  Wireless cable television services ........       393,358        235,367
                                                -----------    -----------

                                                  2,072,280        235,367

Gross Margin ................................     1,719,390      1,217,666
                                                -----------    -----------

Operating Expenses:
      Selling, general and administrative ...     4,598,174      2,128,821
      Website and software development costs        533,237        696,762
      Depreciation and amortization .........       913,529        605,652
      Provision for asset impairment ........          --          350,000
                                                -----------    -----------
                                                  6,044,940      3,781,235
                                                -----------    -----------

Loss from Operations ........................    (4,325,550)    (2,563,569)

Other Income (Expense):
Interest income .............................        18,664          2,377
                                                -----------    -----------
Interest expense ............................      (871,117)      (736,749)
                                                -----------    -----------
                                                   (852,453)      (734,372)
                                                -----------    -----------
Net Loss ....................................   $(5,178,003)   $(3,297,941)
                                                ===========    ===========

Net Loss Per Common Share - Basic and Diluted   $     (0.52)   $     (0.81)
                                                ===========    ===========



                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                      ADDITIONAL                        TOTAL
                                                           COMMON                       PAID-IN                     STOCKHOLDERS'
                                                            STOCK         AMOUNT        CAPITAL        DEFICIT          EQUITY
                                                        ----------       -------     -----------    -------------    -----------
Balance, January 1, 1998                                 4,009,643       $ 4,010    $ 8,171,457     $ (5,508,611)     $ 2,666,856

Year Ended December 31, 1998
     Issuance of common stock in payment of consulting
     fees............................................       26,000            26         86,600               --           86,626
     Issuance of common stock in settlement of debt .       82,500            82         99,554               --           99,636
     Exercise of warrants............................       50,000            50         49,950               --           50,000
     Issuance of common stock in connection with
     acquisition of 5th Avenue Channel...............      335,000           335        614,665               --          615,000
     Discount on subordinated convertible debenture             --            --        920,000               --          920,000
     Net loss........................................           --            --             --       (3,297,941)      (3,297,941)
                                                        ----------       -------    -----------    -------------     -----------
Balance, December 31, 1998                               4,503,143         4,503      9,942,226       (8,806,552)       1,140,177


Year Ended December 31, 1999
     Sale of common stock, net of fees...............    2,125,000         2,125      4,777,518               --        4,779,643
     Conversion of convertible debentures, net fees..    4,732,000         4,732      2,350,418               --        2,355,150
     Conversion of subordinated convertible debentures     554,559           555      1,219,562               --        1,220,117
     Issuance of common stock in connection with
     acquisition of International Broadcast
     Consultants of America, Inc.....................      300,000           300      1,723,800               --        1,724,100
     Issuance of options in payment of consulting fees          --            --        218,763               --          218,763
     Issuance of options to Director.................           --            --         45,268               --           45,268
     Net loss........................................           --            --             --       (5,178,003)     $(5,178,003)
                                                        ----------       -------    -----------     ------------      -----------
Balance, December 31, 1999                              12,214,702       $12,215    $20,277,555     $(13,984,555)     $ 6,305,215
                                                        ==========       =======    ===========     =============     ===========

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                               1999                     1998
                                                                                            -----------              -----------
Cash Flows from Operating Activities:
   Net loss                                                                                 $(5,178,003)             $(3,297,941)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                              913,529                  605,652
     Amortization of discount on convertible subordinated debentures                            471,899                  448,101
     Provision for asset impairment and equipment write-off                                           _                  431,632
     Compensation in the form of common stock and warrants issued to
         consultants and Directors                                                              264,031                   86,626
     Change in operating assets and liabilities:
         (Increase) decrease in accounts receivable                                            (420,205)                   4,710
         Decrease in inventory                                                                  101,779                        -
         Increase in prepaid expenses and other current assets                                  (39,011)                 (83,868)
         Increase in accrued payroll, President/Chairman of the Board                           180,000                  180,000
         Increase in accounts payable and accrued liabilities                                   947,318                  301,421
         Increase in deferred revenue                                                            91,400                        -
                                                                                            -----------              -----------
         Net cash used in operating activities                                               (2,667,263)              (1,323,667)
                                                                                            -----------              -----------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                                          (491,387)                (229,462)
   Net cash used in IBC acquisition                                                             (52,120)                       -
   Increase in other assets, primarily TV production costs                                     (109,156)                 (33,229)
   Loans to related parties                                                                    (370,086)                 (28,191)
   Repayment of loans receivable from related parties                                            50,504                        -
                                                                                            -----------              -----------
         Net cash used in investing activities                                                 (972,245)                (290,882)
                                                                                            -----------              -----------
Cash Flows from Financing Activities:
   Net Proceeds from sales of common stock                                                    4,779,643                        -
   Proceeds of loans from President/Chairman of the Board                                     1,804,484                  935,394
   Payment of loans from President/Chairman of the Board                                       (708,213)                (275,344)
   Net Proceeds from convertible subordinated debenture                                               -                1,055,330
   Proceeds from exercise of warrants                                                                 -                   50,000
   Repayment of note payable related to IBC acquisition                                        (450,000)                       -
   Repayment of long-term debt                                                                   (7,622)                  (7,829)
   Other                                                                                        (10,850)                       -
                                                                                            -----------              -----------
        Net cash provided by financing activities                                             5,407,442                1,757,551
                                                                                            -----------              -----------
Net Increase in Cash and Cash Equivalents                                                     1,767,934                  143,002

Cash and Cash Equivalents, Beginning                                                            256,209                  113,207
                                                                                            -----------              -----------
Cash and Cash Equivalents, Ending                                                          $  2,024,143               $  256,209
                                                                                           ============               ==========

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             The Company was organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. The Company changed its name to Tel-Com Wireless Cable TV Corporation on February 14, 1994. On March 8, 1999, the Company's Articles of Incorporation were amended to change the Company's name to 5th Avenue Channel Corp. and to increase the authorized number of shares of $0.001 par value common stock from 10,000,000 to 50,000,000 shares. All references to the name of the Company and the number of shares of common stock in the accompanying financial statements have been retroactively restated.

             The Company is authorized to issue up to 5,000,000 shares of "blank check" preferred stock and to permit the Board of Directors, without shareholder approval, to establish such preferred stock in one or more series and to fix the rights, preferences, privileges and restriction thereof, including dividend rights, conversion rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. As of December 31, 1999, the Company had no preferred stock issued and outstanding.

         BUSINESS

             Until the end of 1997, the Company's primary business was the operation of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. The Company provides television and related cable services for multiple dwelling units, commercial locations and single family residences. The Company currently offers 22 channels in the LaCrosse System, consisting of 17 wireless cable channels and 5 local off-air (VHF/UHF) broadcast channels to approximately 800 residential and commercial subscribers in a 25 mile radius of its tower in LaCrosse. In Costa Rica, the Company rebroadcasts various channels of cable programs and off-air channels to approximately 5,032 residential and commercial subscribers in a 100 mile radius of the 11,000 foot Mt. Irazu in the center of Costa Rica.

             In early 1999, the Company acquired the assets of International Broadcast Consultants of America, Inc. (IBC), including the rights to distribute a variety of products through retail, television and other channels of distribution, a corporation one of whose stockholders was a director of the Company. Subsequently, the Company formed a wholly-owned subsidiary, 5th Avenue Channel Retail, Inc. to manage and expand the marketing, sale and distribution of consumer products. This subsidiary is intended to manage the sale of products to the home shopping networks, retail store chains and wholesale distributors. This subsidiary is also responsible for the marketing of the Company's financial services and products through mass market chains and direct-mail efforts and on websites.

             During the fourth quarter of 1998, the Company acquired The 5th Avenue Channel, Inc. from a related party (see Note 3). With this acquisition, the Company is moving forward as a multi-media company that seeks to utilize the convergence of the Internet and television to provide financial information and products and services to its clientele. The Company operates a website, 5thAvenueChannel.com, and is developing the 5th Avenue Financial Television Network.

         PRINCIPLES OF CONSOLIDATION

             The consolidated financial statements include the accounts of 5th Avenue Channel Corp. and its wholly-owned subsidiaries (the Company), after elimination of intercompany accounts and transactions.

         USE OF ESTIMATES

             The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term primarily consist of the allowance for impairment of certain licenses and the recoverability of acquired goodwill. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         CASH AND CASH EQUIVALENTS

             For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

         CONCENTRATIONS OF CREDIT RISK

             Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

                  CASH AND CASH EQUIVALENTS

                  At various times during the year, the Company had deposits in financial institutions in excess of federally insured limits. At December 31, 1999, the Company had deposits in excess of federally insured limits of approximately $2,030,000. The Company maintains its cash with high quality financial institutions, which the Company believes minimize these risks.

                  ACCOUNTS RECEIVABLE

                  The Company conducts business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         REVENUE

         Revenue is recognized when products are shipped to customers or upon performance of services. For each retail product sold, the Company estimates a provision for estimated returns. These amounts are recorded as a reduction of sales in the period in which the sale is recorded. In certain situations, the Company negotiates a policy with its suppliers for the Company to be reimbursed for the cost of actual returns.

         INVENTORY

         Inventory, which is comprised of goods held for sale to customers, is stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) basis.

         PROPERTY AND EQUIPMENT

             Property and equipment are stated at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the straight-line method for financial statement purposes and accelerated methods for federal income tax purposes over the estimated useful lives of the various assets, generally 5 to 10 years.

         LICENSES

             Costs incurred to acquire or develop wireless cable channel licenses are capitalized and amortized on a straight-line basis over their expected useful lives (life of the license and expected renewal period), generally 15 years. Amortization of the licenses begins upon the commencement of operations. The Company continually evaluates the carrying value of the licenses. Impairments are recognized when the expected future undiscounted operating cash flows to be derived from such intangible assets are less than their carrying values.

         DEFERRED TV PRODUCTION COSTS

             Deferred TV production costs are capitalized and will be amortized over 2 to 5 years. These costs are currently included in other assets.

         GOODWILL

             Goodwill primarily relates to the acquisitions of 5th Avenue Channel, Inc. and of IBC. Goodwill related to the acquisition of 5th Avenue Channel, Inc. is amortized on a straight-line basis over 5 years. Goodwill related to the acquisition of IBC is amortized on a straight-line period over 15 years. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill or render the goodwill not recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether the goodwill is recoverable.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

             The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, loans receivable, accounts payable, accrued liabilities, loans and notes payable and long-term debt. The carrying amounts of such financial instruments, as reflected in the consolidated balance sheet, approximate their estimated fair value as of December 31, 1999. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

         WEBSITE AND SOFTWARE DEVELOPMENT COSTS

             Website and software developed costs are accounted for in accordance with Statement of Position 98-1, "SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". Costs incurred in a preliminary project stage are being expensed as incurred. External direct costs, payroll and payroll related costs for those directly involved with a project and interest costs in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 34, "CAPITALIZATION OF INTEREST COST", are capitalized during the application development stage. Costs incurred during the post-implementation/operation stage are expensed as incurred.

         STOCK-BASED COMPENSATION

             The Company has elected to follow Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" (APB No.
             25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION". APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

         NET LOSS PER COMMON SHARE

             The Company computes earnings (loss) per share in accordance with SFAS No. 128, "EARNINGS PER Share". This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

             Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

             The Company's potentially issuable shares of common stock pursuant to outstanding stock purchase options, performance shares related to the acquisition of 5th Avenue Channel, Inc., and warrants are excluded from the Company's diluted computation as their effect would be anti-dilutive.

         INCOME TAXES

             The Company accounts for income taxes using SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         FOREIGN CURRENCY TRANSLATION

             Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year end exchange rates. The effects of translation were not material at December 31, 1999 and 1998.

         SEGMENT INFORMATION

             The Company follows the provisions of SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

         ADVERTISING COSTS

             Advertising costs are expensed as incurred. Advertising costs incurred for 1999 amounted to approximately $81,000. Advertising costs for 1998 were not material.

         CERTAIN REGULATORY MATTERS

             Operations in the United States are regulated by the U.S. Federal Communications Commission and may be subject to non-renewal, revocation or cancellation for violations of the Communications Act of 1934 that may occur.

             In connection with the Company's Costa Rican operations (see Note
             5), its operations are regulated mainly by the Radio and Television Law - Ley de Radio y Television, No. 1758 of June 19, 1954, as amended, and the Regulation of Wireless Stations Regulamenta de Estaciones Inalimbrieds, No. 63 of December 11, 1956 and the Broadcasting Rule of Atlantic City and the International Agreements Regarding Broadcasting executed in Washington, D.C. in 1949.

         RECENT ACCOUNTING PRONOUNCEMENTS

             In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME" and No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION". SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards in 1998, and their adoption had no effect on the Company's financial statements and disclosures.

             In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

             Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

             In March 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires all costs related to the development of internal used software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 was adopted by the Company on January 1, 1999 and did not have a material effect on the Company's financial position or results of operations.

NOTE 2.  LIQUIDITY AND PROFITABILITY CONSIDERATIONS

              During 1999, and continuing in early 2000, the Company experienced, and continues to experience, certain cash flow problems and has, from time to time, experienced difficulties meeting its obligations as they become due. As reflected in the consolidated financial statements, the Company has incurred net losses of approximately $5,178,000 in 1999 and $3,298,000 in 1998 and, as of December 31, 1999, the Company's consolidated financial position reflects a working capital deficiency of approximately $1,274,000.

              Management's plans with regard to these matters encompass the following actions:

         LIQUIDITY

         1.  FINANCING BY MAJOR STOCKHOLDER

             The major stockholder has provided the Company a commitment that, in the event and to the extent that the Company is unable to obtain at least $6,000,000 in debt or equity financing from third party sources (see below) during the twelve month period ending March 31, 2001 and the Company experiences a cash shortfall during this period, the major stockholder is to advance funds to the Company, on a debt or equity basis or a combination thereof, as agreed to by the Board of Directors, in an amount equal to the difference between $6,000,000 and such third party funding.

         2.  FINANCING FROM THIRD PARTY SOURCES

             As further discussed in Note 20, on March 28, 2000, the Company entered into a Master Facility Agreement pursuant to which the Company entered into two Equity Purchase Agreements having an aggregate principal amount of $6,000,000 each or a total of $12,000,000. Under these agreements, the Company will have the right to issue and sell common stock on a formula basis for up to $1,000,000 per month.

             As discussed in Note 20, on March 27, 2000, the Company entered into a stock subscription agreement for the sale of its common shares. The Company expects to raise between $1 million to $2 million from this financing.

         3.  CONVERSION OF OUTSTANDING WARRANTS

             As more fully described in Note 13, the Company presently has outstanding warrants to purchase an aggregate of 2,475,000 shares of common stock.

             These warrants provide for an exercise price of $5.75 per share and expire in May 2000. However, the warrants are redeemable and may be called by the Company prior to the expiration dates if the common stock trades above $6.90 for a period of 20 consecutive trading days and the underlying shares are registered. The Company filed a registration statement in January 2000, which is expected to be declared effective upon the filing of the Company's Annual Report on Form 10-KSB. If the Company were to call the warrants at their stipulated redemption price and, as a result, all of the warrants were exercised, the gross proceeds to the Company would amount to approximately $14,000,000.

         PROFITABILITY

         1.  BUSINESS PLAN

             The Company has formulated, and is in the process of implementing, a business plan intended to develop new and increased revenues and gross margins in all of its areas of operation. This plan includes the following:

             o The expansion of the number of hours and homes into which it is delivering its recently launched television programming; the sale of advertising during its programming hours; and the syndication of its television programming to other television channels and networks.

             o The development and implementation of advertising models for banner and streaming advertising revenues on its website and video viewer; the development and implementation of sales plans for the sale of its financial products to consumers and other websites; and the licensing of its NetVideoNetworks archival content to other websites.

             o The addition of new products into the retail product line to increase sales and profits. In addition, the Company is looking into developing markets for its products internationally.

             o Attempting to take advantage of the opportunities that currently exist for new broadband delivery capabilities and the coming convergence of television and the internet. The Company is spending money, within reason, where necessary to develop these capabilities and to generate sales, advertising and other revenues from these opportunities.

             o Increasing the number of households subscribing to the Company's wireless cable television services in both Costa Rica and Wisconsin.

         2.  IMPROVEMENT IN OPERATIONAL COSTS

             Management continues in its efforts to manage costs and to continually improve cost controls over operating costs and the cost of delivery of goods and services, so as to improve gross margins and profitability.

NOTE 3.  BUSINESS ACQUISITIONS

         ACQUISITION OF 5TH AVENUE CHANNEL, INC.

             In the Share Exchange Agreement dated February 28, 1999 effective December 10, 1998, the Company completed the acquisition of The 5th Avenue Channel, Inc. (5th Avenue Channel). Under the agreement, the Company exchanged 335,000 shares of the Company's stock in exchange for 100% of the outstanding common stock of 5th Avenue Channel and agreed to issue up to 665,000 additional "performance shares" of the Company's common stock. 332,500 shares will be earned when 5th Avenue Channel achieves or exceeds $10,000,000 in revenue in any calendar quarter and another 332,500 shares can be earned if 5th Avenue Channel achieves or exceeds $25,000,000 of gross sales or $1,000,000 of net income in any one calendar quarter. In a March 17, 1999 amendment to the agreement, if 5th Avenue Channel achieves $25,000,000 of sales or $1,000,000 in net income in any calendar quarter, all 665,000 of the performance shares will be earned.

             The controlling stockholder of the Company owned 65% of 5th Avenue Channel common stock and, accordingly, that portion of the acquisition has been accounted in a manner similar to the pooling of interests method, at the majority stockholder's historical cost, which was insignificant. The portion of the acquisition acquired from minority stockholders was recorded at estimated fair value of the common stock issued. When and if the performance shares are earned, they will be recorded at estimated fair value.

             5th Avenue Channel's primary asset is its Internet concept, which is primarily an intangible asset. The Company allocated the purchase price to this asset, which is being amortized over a five year period commencing January 1, 1999.

             5th Avenue Channel commenced limited operations in December 1998. $696,762 of website and product development costs were included in the Company's consolidated financial statements for 5th Avenue Channel in 1998. There were no significant revenues generated in 1999 or 1998 by 5th Avenue Channel. Accordingly, substantially all of 5th Avenue Channel's operating results have been included in the Company's consolidated financial statements for 1999 and 1998.

     CONSULTING AGREEMENT

             As an integral part of the acquisition of 5th Avenue Channel, the Company entered into a Consulting Agreement with Ivana Trump for "on air" marketing and other promotional services. Ms. Trump was Chairman of one of the Company's subsidiaries and was a minority stockholder of 5th Avenue Channel prior to its acquisition. Ms. Trump was to receive $10,000 per month and additional remuneration based upon appearances. In addition, she received options to purchase up to 700,000 shares at various exercise prices ranging from $5 to $15 per share. The options expire in December 2001. The agreement had an initial term expiring on December 31, 2001 and was renewable for successive additional one-year terms unless either party provides specified written notice of non-renewal.

     ACQUISITION OF INTERNATIONAL BROADCAST CONSULTANTS OF AMERICA, INC. ("IBC")

             In February 1999, the Company signed a letter of intent to acquire all of the assets and business operations of IBC for $450,000 in a note and 300,000 shares of the Company's common stock. 50% of the outstanding common stock of IBC was owned by a Director of the Company. IBC was an innovator in the electronic media field, specializing in new product marketing on cable TV. The operations of IBC have been integrated with the Company for the entire year of 1999.


             The acquisition was effective January 4, 1999 and has been recorded as a purchase; accordingly, the operations of IBC have been included in consolidation for all of 1999. The purchase was completed on May 12, 1999. The total consideration amounted to $2,174,000, which was measured by the note of $450,000 and the 300,000 shares of common stock, which were valued at a specified average price of the Company's common stock for a period prior to the closing, discounted for various market factors. This consideration exceeded the estimated fair market value of the net tangible assets acquired by approximately $1,698,848. The excess has been recorded as goodwill and is being amortized over 15 years.


             A summary of the allocation of the $2,174,000 purchase price to the net assets acquired is as follows:

              Cash                                       $   40,381
              Accounts receivable                            93,750
              Inventory                                     312,265
              Officer loans                                  50,504
              Equipment and leasehold improvements           44,429
              Other assets                                   26,424
              Acquisition costs                             (92,501)
              Goodwill                                    1,698,848
                                                         ----------
                 Total purchase price                    $2,174,100
                                                         ==========

         SUMMARY OF GOODWILL

          5th Avenue Channel, Inc.                                    $  615,000
          IBC                                                          1,698,848
                                                                      ----------
                                                                       2,313,848

          Less accumulated amortization                                  235,556
                                                                      ----------
                                                                      $2,078,292
                                                                      ==========

NOTE 4.  PROPERTY AND EQUIPMENT

                                              ESTIMATED USEFUL
                                                LIVES (YEARS)
                                              ----------------
        Leasehold improvements                       7-10             $   60,365
        Furniture, fixtures and office equipment      7                  229,552
        TV signal rebroadcast and
          receiving equipment                        5-10              1,968,068
        Vehicles                                      5                  133,371
        Web site software and hardware               3-5                 193,464
                                                                      ----------
                                                                       2,584,820
        Less accumulated depreciation                                  1,084,409
                                                                      ----------
                                                                      $1,500,411
                                                                      ==========

         Depreciation expense was $358,809 and $286,488 for 1999 and 1998, respectively. In 1998, the Company wrote off approximately $82,000 of converter boxes, which were no longer operational.

         Depreciation of website software and hardware will start during the second quarter of 2000 upon the launch of the internet site.

NOTE 5.  LICENSES

         LOCATION OF LICENSE
         United States:
            LaCrosse, Wisconsin                                       $  371,493
            Stevens Point and Wausau, Wisconsin,
              net of $350,000 allowance for impairment                   839,361
                                                                      ----------
                                                                       1,210,854
         Costa Rica:
            San Jose, Costa Rica                                       4,174,000
                                                                      ----------
                                                                       5,384,854
         Less accumulated amortization                                 1,052,957
                                                                      ----------
                                                                      $4,331,897
                                                                      ==========

         Amortization expense was $319,164 and $319,697 for 1999 and 1998, respectively.

         UNITED STATES LICENSES

             During 1993, the Company entered into agreements for the lease and purchase of certain channel licenses and for the lease and purchase of transmitting equipment and tower site usage in LaCrosse, Wisconsin. Pursuant to the agreements, the Company incurred $371,493 of costs related to the channel licenses.

             On March 28, 1996, the Federal Communications Commission (FCC) completed its auction of authorizations to provide single channel and Multi-Channel Multi-Point Distribution Service (MDS) in 493 Basic Trading Areas. The Company won bids in three markets:
             Hickory-Lenoir-Morganton, NC; Wausau-Rhinelander, WI; and Stevens Point-Marchfield-Wisconsin Rapids, WI. The Company's total bid for these three markets was $3,046,212. The Company made the full 10% down payment of $304,622 for all three markets but only made the second 10% down payment of $118,946 on the two Wisconsin markets.

             On July 24, 1998, the Company received written notification from the FCC that the two Wisconsin licenses had been conditionally granted, subject to the making of required installment payments, effective as of July 25, 1997. In connection therewith, the Company elected to participate in the installment payment plan, and two installment payment plan notes were entered into in the total amount of $951,479. The terms of these notes provide for the payment of interest only at 9.125%, aggregating $115,260, through October 31, 1998, and thereafter $21,702 on a quarterly basis until July 31, 1999; commencing on October 31, 1999, quarterly payments of principal and interest, aggregating $42,211, are required through the maturity date of July 25, 2007. The Company has granted the FCC a first lien on and security interest in all of the rights and interest in the two Wisconsin licenses and all proceeds of any sale or other disposition thereof.

             The Company has accrued, but has not paid, the required interest payment of $115,620, which was due on October 31, 1998, or the payment of $21,702, which was due on January 31, 1999. In April 1999, the Company tendered the first interest-only installment payment, with the conditional endorsement that these payments were to be applied to the Wisconsin licenses and not held to make good the Hickory default (see below). The installment checks were returned because of the conditional endorsement. The waiver request was resubmitted by the Company on May 14, 1999 and the Company is now awaiting action by the FCC. In effect, on the due date for the first installment payments, the Company petitioned the Commission for a waiver of the provision of the auction rules under which any amount may be due for the Company's default in Hickory, North Carolina, would be taken out of the payments made for Wausau and Stevens Point, thus causing those licenses to go into default as well. The Commission has not yet ruled on the Company's petition. When a ruling is made, the notice will have to be brought current. At December 31, 1999, the Company has accrued but has not paid a total of $216,510 of interest charged by the FCC on the two notes. The total obligations have been presented as long-term debt in the accompanying consolidated financial statements based upon the opinion of special counsel that under the circumstances these obligations are not considered to be in technical default.

             Future required principal payments are as follows:

              Year ending December 31:
                 2000                                                   $ 86,586
                 2001                                                     94,999
                 2002                                                    103,969
                 2003                                                    113,786
                 2004                                                    124,398
                 Thereafter                                              427,741
                                                                        --------
                                                                        $951,479
                                                                        ========

             In 1998, the Company recorded a $350,000 impairment allowance relating to the Stevens Point and Wausau, Wisconsin licenses. The Company believes the value of these licenses declined by the estimated allowance recorded. At December 31, 1999, these licenses have not been placed in service.

             On September 1, 1996, the unpaid license fee payable of $1,671,175 for the Hickory, NC license was defaulted. According to Section
             21.959 in the FCC MDA Audit Information Package, a maximum default payment of 3% of the defaulting bidder's bid amount was due to the FCC. This amount, $65,544, was charged to operations in 1996. The remaining $120,142 of the deposit submitted to the FCC for Hickory, NC was charged to operations in the fourth quarter of 1997.

             The Company will be liable to the FCC for the difference between the Company's winning bid and a lower winning bid received by the FCC in a subsequent reauction of this license. The FCC has not yet announced plans to reauction the Hickory, NC license and no liability has been recorded for the potential shortfall of a re-auction. The Company is not able to estimate what the shortfall may be, if any.

         COSTA RICA LICENSES

             In February 1996, the Company acquired three companies holding a total of 18 frequency licenses for broadcast of pay television (i.e., "wireless cable") services in Costa Rica together with related equipment and contracts with subscribers. These companies were acquired from the person who, as the result of the loan restructure described in Note 7, subsequently came to be the present President and major stockholder of the Company.

             In the first acquisition, the Company acquired 100% of Televisora Canal Diecineuve, S.A. ("Canal 19"), for $1 million cash and $2 million due one year later with interest at 3.6% per annum. The $2 million note payable was secured by the stock of Canal 19 and of Grupo Masteri, discussed below.

             In the second acquisition, the Company acquired all of the common stock of Grupo Masteri, S.A. ("Grupo") for 121,212 restricted shares of the Company's common stock valued at $8.25 per share.

             The third acquisition was of TelePlus, S.A. ("TelePlus"). As consideration for the purchase of TelePlus, the Company agreed to pay the Seller $50 times the increase in subscribers for the one year period after TelePlus had six pay television channels broadcasting to the public. In October 1996, TelePlus began broadcasting six pay television channels to 760 subscribers. Over the next year, TelePlus added 3,480 subscribers. As a result, $174,000 was added to licenses and notes payable to stockholders.

             The entire $4,174,000 purchase price of the three Costa Rican companies was allocated to the 18 licenses since the value of the other assets acquired was considered minimal.

NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable                                              $  762,810
        Accrued interest on license fee payable                          216,510
        Other accrued liabilities                                        363,709
                                                                      ----------
                                                                      $1,343,029
                                                                      ==========

NOTE 7.  LOAN RESTRUCTURE

         On May 19, 1997, the Company entered into an agreement with Mr. Melvin Rosen ("Rosen") restructuring the $2 million note issued in the acquisition of Canal 19 into a convertible debenture maturing in 12 months and bearing interest at 12% per annum. The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Rosen at the issue date of the debenture.

         As consideration for this debt restructuring, the Company agreed to issue to Rosen (i) 180,000 shares of the Company's common stock with piggy back registration rights; (ii) a warrant to purchase 500,000 shares at $1.00 per share; and (iii) a warrant to purchase 500,000 shares at $5.00 per share. Under the agreement, Rosen became the President and Chairman of the Board and received the right to nominate two members to the Company's Board of Directors.

         The debenture was convertible by Rosen into the Company's common stock at any time after the issue date prior to payment of the debenture on at least 30 days advance notice. The conversion price was equal to the lesser of (1) $.50 per share of common stock or (2) the average of the closing "bid" for the Company's common stock as reported on NASDAQ for the five trading days immediately prior to the conversion date.

         No interest was paid on the debenture and the $153,033 of interest accrued from May 19, 1997 to December 31,1997 was added to the debenture balance.

         In November 1997, Rosen notified the Company of his intention to convert the debenture into common stock. As inducement for the early conversion and for the President/Chairman of the Board foregoing all interest on the debenture after December 31, 1997, an additional $109,967 was added to the debenture principal balance in 1997.

         The resulting $2,366,000 debenture balance was converted into 4,732,000 restricted common shares in the first quarter of 1999 after the number of authorized shares was increased from 10,000,000 to 50,000,000.

NOTE 8.  NOTES AND LOANS RECEIVABLE, RELATED PARTIES

        NOTES RECEIVABLE

        Notes receivable from officers/stockholders, one of whom
        is a director; including interest at 8%, payable in 10 annual installments of approximately $50,000, collateralized by
        55,562 shares of the Company common stock                       $333,365

        Less current maturities                                           23,012
                                                                        --------
                                                                        $310,353
                                                                        ========
        LOANS RECEIVABLE

        Loan receivable from a former officer, no specified maturity
        date or interest rate.                                          $ 51,274

        Loan receivable from a current employee, no specified
        maturity date or interest rate; the loan was settled
        in early 2000 in consideration for services performed by
        the employee in 2000.                                             23,000

        Other employee loans                                              13,638
                                                                        --------
                                                                          87,912
        Less allowance                                                    23,000
                                                                        --------
                                                                        $ 64,912
                                                                        ========

NOTE 9.  LOANS PAYABLE, RELATED PARTIES

        Loans payable to the President/Chairman of the Board,
        interest at 8%, no specified maturity date, including
        accrued interest of $242,958                                  $2,268,308
                                                                      ==========

        Loan payable to former CEO and director, interest at
        10%, no specified maturity date, including accrued
        interest of $4,491                                            $   22,941

        Loan payable to current director, interest at 10%,
        no specified maturity date, including accrued interest
        of $7,140.                                                        32,140
                                                                      ----------
                                                                      $   55,081
                                                                      ==========

         Interest expense on the related party loans payable amounted to approximately $175,000 and $63,000 during 1999 and 1998, respectively.

NOTE 10. COMMITMENTS AND CONTINGENCIES

         LEASE COMMITMENTS

         The Company leases its offices, certain operating facilities and equipment under several operating leases with terms expiring through 2003.

         Future minimum lease payments under these operating leases are approximately as follows:

          Year ending December 31:
             2000                                                       $114,600
             2001                                                        120,700
             2002                                                        112,300
             2003                                                         67,700
                                                                        --------
                Total                                                   $415,300
                                                                        ========

         The Company also rents office space in Costa Rica from the President/Chairman of the Board. There is no formal agreement regarding the rental of the Cost Rica property and, accordingly, these arrangements are on a month-to-month basis.

         Rent expense was approximately $185,000 and $118,000 for 1999 and 1998, respectively. The rent paid by the Company to the President/Chairman of the Board for the Costa Rica property lease was approximately $14,000 for 1999 and $20,000 for 1998.

         The Company has also entered into lease agreements for certain excess capacity for four channels with each of the Shekinah Network and the Morningstar Educational Network for use in the LaCrosse System. In October 1997, the FCC granted Shekinah Network and Morningstar such licenses. The terms of such leases expire 10 years from the license grant date and provide for the negotiation of new lease agreements upon the expiration of the initial ten year terms. The Company is required to pay a monthly subscriber royalty fee based on the number of subscribers.

         EMPLOYMENT AGREEMENTS

             During 1999, the Company entered into various employment agreements with certain management personnel. The agreements expire on December 31, 2003 and provide for approximate annual salaries as follows:

              Year ending December 31:
                 2000                                                 $  415,000
                 2001                                                    250,000
                 2002                                                    250,000
                 2003                                                    250,000
                                                                      ----------
                                                                      $1,165,000
                                                                      ==========

         OTHER

             In June 1999, the U.S. Securities and Exchange Commission (SEC) issued an order directing an investigation of certain activities of the Company and others. The Company is cooperating fully with the SEC staff and does not believe it has engaged in any conduct which would warrant the institution of legal proceedings by the SEC.

             From time to time, the Company is involved in disputes, claims and litigation in the normal course of business. The Company believes that there are no material claims or disputed matters, which are not covered by insurance.

             The Company entered into a revenue sharing agreement in April 1999. The parties have not performed services under the contract as of December 31, 1999. The Company granted to this entity 100,000 stock options and the entity can earn an additional 100,000 options based upon certain performance criteria. If the entity exercises the options, the exercise prices are $12.00, $14.00 and $16.00 per share if the options are exercised within 12, 24 or 36 months, respectively. The Company is to receive 200,000 restricted options to purchase the entity's common stock. The exercise prices are $4.00, $6.00 and $8.00 per share if the options are exercised within 12, 24 or 36 months, respectively.

NOTE 11. CONVERTIBLE SUBORDINATED DEBENTURES

         MAY DEBENTURES

             In April 1998, the Company completed a private offering of 12% Convertible Subordinated Debentures (the "May Debentures") due on October 31, 1999. Interest was payable monthly. The May Debentures were convertible into shares of common stock at $2 per share. Debenture holders had the option to convert up to 50% of the principal amount of the Debentures in the event that the Company had not exercised its redemption rights at any time prior to February 28, 1999. If the Company did not offer to redeem the debentures by that date, Debenture holders had the right to convert the remaining 50% of the principal amount after July 31, 1999.

             The Company received net proceeds of $555,330 ($595,000 less issuance costs of $39,670). At the time of issuance of the debentures, the market price of the Company's common stock was higher than the conversion rate, resulting in a beneficial conversion feature which was limited to the amount of the proceeds received ($595,000). This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital. 50% of this amount was amortized into interest expense from the issuance dates through February 28,1999 (the first conversion date) and the remaining 50% was amortized to interest expense from the issuance dates through July 31, 1999 (the second conversion date). $204,348 and $390,652 were amortized as interest expense during 1999 and 1998, respectively.

             In December 1999, the debenture holders opted to convert the debentures and accrued interest thereon into shares of the Company's common stock. Accrued interest through the date of conversion amounted to $70,117. The principal amount and accrued interest of $70,117 were converted into 332,559 shares of common stock.

         NOVEMBER DEBENTURE

             In November 1998, the Company completed a private offering of a 12% Convertible Subordinated Debenture (the "November Debenture") due on April 30, 2000. Interest was payable quarterly from January 30, 1999, to April 30, 2000. The November Debenture was convertible into shares of common stock at $2.50 per share. The Debenture holder had the option to convert up to 50% of the principal amount of the Debenture in the event that the Company did not exercise its redemption rights at any time prior to July 30, 1999. If the Company did not offer to redeem the debentures by that date, the Debenture holder had the right to convert the remaining 50% of the principal amount after December 31, 1999. The Company received net proceeds of $500,000 in connection with the November Debenture. At the time of issuance of the debenture, the market price of the Company's common stock was higher than the conversion rate, resulting in a beneficial conversion feature of $325,000. This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital. 50% of this amount was amortized into interest expense from the issuance date through July 30, 1999 (the first conversion date) and the remaining 50% was being amortized to interest expense from the issuance date through December 31, 1999 (the second conversion date). $267,551 and $57,449 was amortized as interest expense during 1999, and 1998, respectively.

             In December 1999, the debenture holder opted to convert the debenture and accrued interest thereon into shares of the Company's common stock. Accrued interest through the date of conversion amounted to $55,000. The principal amount and accrued interest of $55,000 were converted into 222,000 shares of common stock.

NOTE 12. COMMON STOCK

         PRIVATE PLACEMENTS OF COMMON STOCK

             In June 1999, the Company issued 125,000 shares of common stock in a private transaction to an accredited investor in exchange for $500,000 in cash. The Company also agreed to issue three-year warrants to purchase 15,000 shares of common stock at $5.00 per share and 5,000 shares at $6.00 per share.

             In late October and November of 1999, the Company issued a total of 2,000,000 shares of common stock in private transactions to accredited investors in exchange for $4,612,500 in cash. Finder's fees, professional fees and other related costs amounting to approximately $333,000 have been recorded as a reduction of additional paid-in-capital.

         COMMON STOCK FOR SERVICES

             During 1998, the Company issued a total of 26,000 shares of common stock for services rendered in 1998 on behalf of 5th Avenue Channel and issued 7,500 shares in payment of legal services included in accounts payable at December 31, 1997. The issuance of the 33,500 shares was recorded at the closing price on the day preceding the issuance of the shares totaling $126,939.

         CONVERSION OF DEBT INTO COMMON STOCK

             During 1998, the holder of a note payable converted the note into common stock. The note, amounting to $50,000, plus accrued interest, was converted into 75,000 shares.

NOTE 13. STOCK WARRANTS, CONSULTING AGREEMENTS AND SHARES RESERVED

         IPO WARRANTS

             In connection with its initial public offering on May 10, 1995, the Company sold 1,610,000 redeemable common stock purchase warrants for $.25 per warrant and certain shareholders sold an additional 400,000 warrants. The warrants are exercisable at a price of $5.75 per share until May 3, 2000 and are governed by a warrant agreement between the Company and Continental Stock Transfer & Trust Company as warrant agent.

             The warrants are subject to redemption by the Company upon 30 days prior written notice, at a price of $.25 per warrant, if the closing sale or bid price per share of the Company's common stock equals or exceeds 120% of the then-current exercise price (initially $5.75, subject to adjustment) per share for the 20 trading days ending on the third trading day prior to the mailing of the notice of the redemption.

         UNDERWRITER'S WARRANTS AND UNDERWRITER'S STOCK WARRANTS

             In connection with the initial public offering, the Company issued 140,000 underwriter's warrants and 100,000 underwriter's stock warrants.

             The 140,000 underwriter's warrants are exercisable at $3.75 per warrant and entitle the holders to purchase a like number of underlying warrants. Each underlying warrant entitles the holders to purchase one share of common stock at an exercise price of $5.75 until May 3, 2000, and is subject to redemption by the Company upon 30 days prior written notice at a price of $.25 per underlying warrant, provided that the closing price or bid price per share of the common stock equals or exceeds 120% of the then current exercise price (initially $5.75, subject to adjustment) for the 20 trading days ending on the third trading day prior to the mailing of the notice of redemption.

             The underwriter's stock warrants are exercisable for a like number of shares of common stock at a price of $7.50 per share. The underwriter's warrants and underwriter's stock warrants are exercisable until May 3, 2000.

         CONSULTANT'S WARRANTS

             In July 1997, the Company entered into a two year consulting agreement with an investment banking firm (the "Consultant'). The Company granted the Consultant (i) 500,000 one-year warrants exercisable at $1.00 per share, (ii) 200,000 one-year warrants exercisable at $2.50 per share and (iii) 100,000 three-year warrants exercisable at $2.50 per share. A value of $128,000 was assigned to the warrants and was charged to operating expenses in the second half of 1997. The consultant's warrants were subsequently assigned to certain individuals.

             In October 1997, 450,000 of the one-year 500,000 warrants were exercised at $1.00 per share and the Company received $450,000. In July 1998, the exercise date for the remaining 50,000 one-year warrants was extended and in September 1998, the 50,000 warrants were exercised at $1.00 per share, for proceeds of $50,000.

             The exercise date of the one-year warrants for the purchase of 200,000 shares of common stock at $2.50 per share was extended to July 10, 2000.

         SHARES RESERVED

             As of December 31, 1999, the Company has reserved a total of 8,379,462 shares of common stock for future issuances pursuant to stock warrant, stock option and performance shares. This balance includes options and warrants that are exercisable within 60 days of March 27, 2000.

NOTE 14. STOCK OPTION PLAN

         In January 1995, the Company adopted a stock option plan (the "SOP"), pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive and/or non-qualified stock options. The SOP covers 200,000 shares of the Company's common stock, $.001 par value. The SOP is administered by the Board of Directors and will expire in 2005. Incentive stock options granted under the SOP are exercisable for a period of five to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of grant, except that the terms of an incentive stock option granted under the SOP to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

         During 1999, the Company issued 35,000 stock options to certain consultants and 16,000 options to independent directors. The consultant options are at $0.25 above the closing price of the Company's common stock at the date of grant and expire over a five year period. The directors options are at the closing price of the Company's common stock at the date of grant and expire over a five year period. During 1998, the Company issued 995,000 stock options to certain consultants and non-employee celebrities. The options are at various exercise prices from $2 to $15 and expire over three to five year periods. Compensation expense of $264,031 and $100,000 was recognized in 1999 and 1998, respectively, in conjunction with options issued to consultants and outside directors.

         The Company applies APB Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related interpretations in accounting for options issued to employees. Compensation cost for stock options is measured as the market price of the Company's common stock at the date of grant, or agreement in principle to grant the option, if earlier, over the amount the recipient must pay to acquire the common stock.

         Statement of Financial Accounting Standards No. 123 (SFAS 123), "ACCOUNTING FOR STOCK-BASED Compensation", requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options has been determined in accordance with the fair value based method prescribed in SFAS 123.

         The Company estimates the fair value of each stock option at the grant date by using the Black-Sholes option-pricing model with the following weighted-average assumptions used for grants in 1999 and 1998: no dividend yield; an expected life of three to five years; 135% expected volatility for 1999 and 130% expected volatility for 1998, and 6.00% risk free interest for 1999 and 5.07% risk free interest rate for 1998.

         The option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions including the expected price volatility. Since the Company's stock options have characteristics significantly different from those of traded options, and since variations in the subjective input assumptions can materially affect the fair value estimate, the actual results can vary significantly from estimated results.

         Under the accounting provisions of SFAS 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                        1999            1998
                                                     -----------    -----------
          Net loss:
             As reported                             $(5,178,003)   $(3,297,941)
             Pro forma                                (5,329,955)    (4,781,915)

          Loss per share - basic and diluted:

             As reported                             $     (0.52)   $     (0.81)
             Pro forma                                     (0.53)         (1.18)

         A summary of the status of options under this plan and additional options granted outside of the plan as of December 31, 1999 and 1998 and changes during the years ended on that date are presented below:

                                                        1999                      1998
                                                 --------------------     ----------------------
                                                              WEIGHTED                   WEIGHTED
                                                               AVERAGE                    AVERAGE
                                                              EXERCISE                   EXERCISE
                                                  SHARES        PRICE      SHARES          PRICE
                                                 ---------      -----     ---------        -----
          Balance at beginning of year           1,018,000      $7.15        23,000        $7.64
          Options granted                          152,360       5.85       995,000         7.14
          Options exercised                              -                        -            -
          Options expired                          (73,000)         -             -            -
                                                 ---------      -----     ---------        -----
          Balance at end of year                 1,097,360      $7.23     1,018,000        $7.15
                                                 =========       ====     =========         ====

          Options granted during
             the year at exercise
             prices which equal to
             or exceed market price of
             stock at date of grant:
                Weighted average exercise price    150,360      $5.83       935,000        $7.45
                Weighted average fair value        150,360       5.30       935,000         4.17
          Options granted during
             the year at exercise
             prices below market price
             of stock at date of grant:
                Weighted average exercise price      2,000      $7.25        60,000         2.25
                Weighted average fair value          2,000       7.94        60,000         3.78

         The following table summarizes information about options under the plan and those issued outside of the plan, which are outstanding at December 31, 1999:

                                   OPTIONS OUTSTANDING                                          OPTIONS EXERCISABLE
          ----------------------------------------------------------------------        -----------------------------------
                                                       WEIGHTED         WEIGHTED                                   WEIGHTED
                 RANGE               NUMBER            AVERAGE          AVERAGE         NUMBER EXERCISABLE AT      AVERAGE
              OF EXERCISE        OUTSTANDING AT       REMAINING         EXERCISE             DECEMBER 31,          EXERCISE
                PRICES         DECEMBER 31, 1999   CONTRACTUAL LIFE      PRICE                   1999               PRICE
          ------------------  -------------------  ------------------  ---------        -----------------------  ----------
          $   2.00  -$ 2.94          253,560               4.8          $  2.05                 243,000           $  2.02
              3.13  -  3.88           20,000               5.0             3.61                  14,667              3.76
              4.00  -  4.50           25,120               5.0             4.21                       -              -
              5.00  -  5.85          214,280               3.5             5.03                 205,000              5.02
              6.00  -  6.75           18,334               4.0             6.34                  18,334              6.34
              7.13  -  7.25           23,280               4.7             7.22                   6,000              7.25
              8.00  -  8.25          226,946               3.2             8.05                 226,946              8.05
              9.00  -  9.03           10,560               4.0             9.02                  10,560              9.02
             10.00                     5,280               4.0            10.00                   5,280             10.00
             12.00                   200,000               2.0            12.00                 200,000             12.00
             15.00                   100,000               2.0            15.00                 100,000             15.00
                                   ---------                                                  ---------
                                   1,097,360               3.8          $  7.23               1,029,787           $  7.39
                                   =========               ===          =======               =========           =======


NOTE 15. INCOME TAXES

         No credit for income taxes has been reflected in the accompanying financial statements for 1999 and 1998 because of the significant uncertainty that exists regarding the realization of such income tax credits (see below).

         As of December 31, 1999, the Company had several temporary differences primarily related to accrued compensation and interest between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1999 were approximately as follows:

          Deferred income tax assets:
             Net operating loss carryforwards                       $ 2,900,000
             Other                                                      500,000
                                                                    -----------
          Gross deferred tax asset                                    3,400,000
          Valuation allowance                                        (3,400,000)
                                                                     ----------
                                                                     $        -
                                                                     ==========

         As of December 31, 1999, the Company estimates that it has net operating loss carryforwards of approximately $8,300,000, which expire in various years through 2020; however, the utilization of the benefits of such carryforwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carryforwards, and, accordingly, a valuation allowance of $3,400,000, which related to the net operating losses, and other temporary differences, has been established.

         The Company had been delinquent in the filing of various federal, state and local income and other tax returns. The ultimate determination of the Company's taxable income, including the amount and expiration dates of net operating loss carryforwards, is subject to, among other things, certain restrictions as a result of the late filing of the various tax returns. The Company may also be subject to possible review and examination of such tax returns by the appropriate federal, state and local taxing authorities. Additional income taxes, including penalties for non-compliance and interest, if any that may be assessed will be charged to operations when determined.

         In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis. To the extent that net operating loss carryforwards, when realized, relate to stock option deductions, the resulting benefits will be credited to stockholders' equity.

NOTE 16. NET LOSS PER COMMON SHARE

         The following table sets forth the computation of basic and diluted net loss per common share for the years ended December 31, 1999 and 1998:

                                                         1999           1998
                                                         ----           ----
          Numerator for basic and diluted
            loss per share - net loss                $(5,178,003)   $(3,297,941)
                                                     ===========    ===========
          Denominator for basic and diluted
            loss per share -
            weighted average shares                   10,036,865      4,080,242
                                                     ===========    ===========
          Basic and diluted net loss
            per common share                              $(0.52)        $(0.81)
                                                     ===========    ===========

         All convertible instruments, which are convertible into shares of common stock, were excluded in the computation of diluted loss per share because their effect would be anti-dilutive.

NOTE 17. SUPPLEMENTAL CASH FLOW INFORMATION

         Certain supplemental disclosure of cash flow information and non-cash investing and financing activities for the years ended December 31, 1999 and 1998 is as follows:

                                                                                             1999           1998
                                                                                             ----           ----
          Cash paid during the year for:
             Interest                                                                     $   39,179     $ 73,774
          Non-cash investing and financing activities:
             Conversion of convertible debenture                                           2,366,000            -
             Stock issued in connection with acquisition IBC                               1,724,100            -
             Common stock issued in connection with acquisition of 5th
                Avenue Channel                                                                     -      615,000
             Note payable issued in connection with acquisition of IBC                       450,000            -
             Conversion of May Debentures                                                    665,117            -
             Conversion of November Debenture                                                555,000            -
             Common stock issued in settlement of debt                                             -       99,636

NOTE 18. SEGMENT INFORMATION

         OPERATING SEGMENTS, GEOGRAPHIC AND CUSTOMER INFORMATION

             During 1999, the Company operated in various segments as follows:

                Product sales
                Wireless cable television services:
                        Costa Rica
                        Wisconsin
                Corporate, Internet/television

             In 1998, the Company operated wireless cable television operations in Costa Rica and Wisconsin. Corporate overhead expenses are exclusively included in the Internet and television segment for 1999 due to the shift in the Company's business model from focusing on wireless cable to the Internet and television production.

             The Company uses operating income before depreciation, amortization of licenses and interest to manage its business units. Cost of developing new businesses is included in corporate until the new business units generate sufficient revenue to be stand alone operations. Only licenses in use in Wisconsin are included in Wisconsin assets. The costs of undeveloped licenses at Stevens Point and Wausau, Wisconsin are included as corporate assets.

             Information regarding the Company's geographic business units follows (in thousands):

                                                                                       WIRELESS CABLE
                                                                                     TELEVISION SERVICES
                                                           CORPORATE,                -------------------
                                                            INTERNET      PRODUCT     COSTA
                                                             AND TV        SALES      RICA     WISCONSIN     TOTAL
                                                             ------        -----      ----     ---------     -----
              December 31, 1999 and the year then ended:

                    Revenue                                 $     -       $2,196    $1,279       $ 317     $ 3,792
                                                            =======       ======    ======       =====     =======
                    Operating income (loss) before
                       depreciation and amortization        $(3,304)      $ (382)   $  367       $ (93)    $(3,412)
                    Depreciation                                (75)         (16)     (158)       (110)       (359)
                    Amortization                               (235)           -      (292)        (27)       (555)
                                                            -------     --------    ------       -----     -------

                    Operating loss                          $(3,614)      $ (398)   $  (83)      $(230)    $(4,326)
                                                            =======       ======    ======       =====     =======

                    Identifiable assets                     $ 5,881       $  793    $3,988       $ 803     $11,465
                                                            =======       ======    ======       =====     =======

                    Capital expenditures                    $   281       $   11    $  179       $  20     $   491
                                                            =======       ======    ======       =====     =======

              December 31, 1998 and the year then ended:

                    Revenue                                 $     -       $    -    $1,093       $ 360     $ 1,453
                                                            =======       ======    ======       =====     =======
                    Operating income (loss) before
                       depreciation and amortization        $(2,120)      $    -    $  149       $  12     $(1,959)
                    Depreciation                                (14)           -      (162)       (110)       (286)
                    Amortization                                  -            -      (292)        (27)       (319)
                                                            -------       ------    ------       -----     -------

                    Operating loss                          $(2,134)      $    -    $ (305)      $(125)    $(2,564)
                                                            =======       ======    ======       =====     =======

                    Identifiable assets                     $ 2,015       $    -    $4,220       $ 872     $ 7,107
                                                            =======       ======    ======       =====     =======

                    Capital expenditures                    $    22       $    -    $  203       $   4     $   229
                                                            =======       ======    ======       =====     =======

             In 1999, sales to one customer accounted for approximately 10% of the Company's total revenue. In 1998, no single customer accounted for 10% or more of the Company's revenue.

             In 1999, purchases from three suppliers accounted for approximately 63% of the Company's total purchases. In 1998, no single supplier accounted for 10% or more of the Company's purchases.

NOTE 19. YEAR END ADJUSTMENTS

         During the fourth quarter of 1999, the Company recorded certain adjustments that are considered material to the Company's financial position and operating results for the fourth quarter of 1999. The following is an analysis of these adjustments:


                                                                               (DECREASE)
                                                            -----------------------------------------------
                                                                                                              (INCREASE/)
                                                                                            STOCKHOLDERS'      DECREASE
                                                                 ASSETS      LIABILITIES        EQUITY         NET LOSS
                                                             -----------    -----------      ---------         --------
        Adjustment related to accounting for
        co-marketing agreement                               $(1,500,000)   $(1,250,000)     $(220,000)       $ (30,000)
        Inventory write-down                                    (241,000)             -              -         (241,000)
        Adjustment relating to acquisition of IBC               (219,000)             -       (739,000)         520,000
        Adjustment of Property and Equipment                    (157,000)             -              -         (157,000)
                                                             -----------    -----------      ---------         --------
                                                                                      -
                                                             $(2,117,000)   $(1,250,000)     $(959,000)       $  92,000
                                                             ===========    ===========      ==========       =========


        Per share                                                                                                  $.02
                                                                                                                   ====

         During the fourth quarter of 1998, the Company recorded certain adjustments that are considered material to the operating results of the fourth quarter of 1998. The following is an analysis of these adjustments:

                                                                                                        EFFECT ON
                                                                                                       NET LOSS -
                                                                                                      OVER (UNDER)
                                                                                                         STATED
                                                                                                      ------------
          Recognition of provision for asset impairment                                                $(350,000)
          Adjustment of amortization of discount on convertible subordinated debentures                 (127,000)
          Recognition of compensation expense on certain stock options issued                           (100,000)
                                                                                                       ---------
                                                                                                       $(577,000)
                                                                                                       =========
          Per share                                                                                        $(.14)
                                                                                                           =====

NOTE 20. SUBSEQUENT EVENTS

         MASTER FACILITY AGREEMENT

             On March 28, 2000, the Company signed a Master Facility Agreement with Fusion Capital Fund II, LLC the ("Holder") pursuant to which the Company and the Holder entered into two Equity Purchase Agreements having an aggregate principal amount of $6,000,000 each or a total of $12,000,000. The principal amount of each Equity Purchase Agreement is convertible into shares of the Company's common stock. The Company has agreed to promptly register the shares pursuant to a registration statement. As a commitment fee, the Holder will receive shares with a value equal to $780,000 upon the closing of the first Equity Purchase Agreement.

             The Holder will fund the Company $500,000 immediately upon the closing. Thereafter, the Holder will purchase at least $1,000,000 a month for a period of six months to complete the first Equity Purchase Agreement, subject to the shares being registered. The Holder will maintain a segregated account designated specifically for purchasing the Company's common stock, which will have a minimum of $1,000,000 balance at the beginning of each month.

             The purchase price of the shares will be the lesser of: (i) The Fixed Conversion Price, defined as 140% of the price of the shares at the closing; (ii) The Variable Conversion Price, defined as (a) the low sale price of the common stock on the date of notice of purchase or (b) the average four closing bid prices for the common stock for the twenty days prior to the date of notice of purchase.

             The Company may block the Holder's right to purchase the common stock at any time, provided that the common stock price is below the Fixed Conversion Price. If the common stock price is above the Fixed Conversion Price, the Company may require the Holder to purchase in excess of $1,000,000 worth of stock.

         STOCK SUBSCRIPTION AGREEMENT

             On March 27, 2000, the Company entered into a subscription agreement for the sale of 500,000 shares of its common stock at a price of $4.00 per share. Under the agreement, the subscriber is required to purchase 37,500 shares for $150,000 by March 29, 2000. The Company shall deliver those shares as soon as possible after the effectiveness of its currently pending registration statement. On April 8, 2000, the subscriber is required to purchase an additional 37,500 shares for $150,000. Subsequently, each week the subscriber is required to purchase 37,500 additional shares until the Company has received $1 million, with the final purchase of 25,000 shares. The right to sell more shares to the subscriber is at the option of the Company. The Company has agreed to include all of the 500,000 shares in the current registration statement being filed by the Company.

         AGREEMENT WITH TELEVISION BROADCASTING FACILITY

             In February 2000, the Company entered into an agreement with a Miami-based television broadcasting facility whereby the Company built its television studio and newsroom inside the facility and utilizes the control room and uplink facilities of the studio for a monthly fee of $72,000 per month. The agreement is for one year with a one year renewal option.

         CARRIAGE AGREEMENTS

             In March 2000, the Company entered into agreements with two companies for broadcasting of the Company's television programming. The fees to be paid to these two companies will amount to approximately $170,000 a month. The Company has the option to cancel these agreements at any time.

         TELEVISION CONTENT AGREEMENTS

         Subsequent to year end, the Company entered into agreements with several companies to provide text and video content for the Company's television programming. The cost of these services will be approximately $7,350 a month.

         DISTRIBUTION AGREEMENT

             In March 2000, the Company signed an agreement with a company to "host, serve, and stream" the Company's television broadcast over a distributed network at various bandwidths for internet distribution. The Company will share revenue for various advertising and media content products. The Company will earn 100,000 warrants to purchase the distributor's common stock (4,167 warrants monthly) over the two year term of the agreement, having an exercise price equal to the price of the distributor's common stock as used in the distributor's Employee Stock Option Plan on the date of grant. The warrants will vest after three months and have an expiration term of two years after the distributor's expected initial public offering. In exchange, the Company will grant the distributor 100,000 stock options, (4,167 options per month) which will be valued at fair market value at date of grant and shall be governed by the terms of the Company's Stock Option Plan.

         PUBLIC RELATIONS AND FINANCIAL CONSULTING SERVICES AGREEMENTS

             In February 2000, the Company signed an agreement with a media company to provide public and corporate relations services to the Company for a fee of $10,000 and 1,000 shares per month. The contract is for six months.

             In March 2000, the Company entered into an agreement with a company to provide financial consulting services to the Company, including contract negotiations, financial services, public relations and media relations, short and long-term strategic business plans, and evaluations of future financings. The fees for these services consist of $30,000 and 60,000 shares of the Company's common stock.

             In March 2000, the Company entered into an agreement with an internet advertising agency for the development of the Company's advertising revenue model, the marketing of the Company's website on other websites, and the optimization of results from search engines. The contract is for six months and the cost of the services is $40,000 plus 10,000 stock options having an exercise price equivalent to the closing price of the Company's common stock on March 1, 2000.

         CO-MARKETING AGREEMENT

             In May 1999, the Company had entered into a two-year co-marketing agreement with a privately-held online securities brokerage firm. This agreement was revised in March 2000. Under the revised agreement, the Company is granting the online entity a limited right to advertise online brokerage services on the Company's television channel and website, in exchange for the firm to promote the Company's NetVideoNetworks archive to its online partners and to broadcast weekly video content which will be downloaded to the Company's video servers and be available in the archive. The Company is to receive $5,000 a month upon completion of each companies' facilities plus a fee for each account opened through the Company's website. Additionally, the Company received 500,000 restricted shares of the online entity in exchange for 195,000 restricted shares of the Company's stock to be provided to the online entity.

         REVENUE SHARING CONTRACTS

             The Company signed contracts with an employment service entity to provide internet access and services to the employment service entity. The Company is to receive 700,000 restricted shares of the employment service entity's common stock in exchange for 100,000 restricted shares of the Company's common stock.

         REVENUE SHARING CONTRACTS

             On March 16, 2000, the Company entered into an agreement with an entity providing certain analysis and information about Initial Public Offerings (IPOs). The agreement provides for the entity to grant the Company the royalty free right to use IPO clips on its internal sites for users around the world. The Company will pay the entity 50% of all net revenues actually received by the Company from advertising that will appear prior to, during and subsequent to the playing by a viewer of any video or audio derived from an IPO clip, or any video or audio containing content from an IPO clip. In addition, the Company granted the entity 100,000 stock options to purchase the shares of the Company's common stock at a price equal to the closing price of the Company's common stock on March 16, 2000. Such options will vest and be delivered as follows:
             33,333 upon signing of the agreement, 33,334 on July 16, 2000 and 33,333 on November 16, 2000. The shares issuable upon exercise of the options will be subject to standard piggy-back registrations provisions.

         LETTER OF INTENT

             On March 27, 2000, the Company entered into a letter of intent to grant specific geographic territories for legal advertising over the internet to a third party. A component of this agreement is to grant the third party 200,000 warrants to purchase the Company's stock at various prices. The Company is to receive $500,000 from the third party; however, if the third party does not recover all of its investment, the Company shall have the right to purchase the territories back from the third party in the form of common shares.

         GRANT OF STOCKS OPTIONS

             In January 2000, the Company granted a total of 900,000 stock options to its President, Chief Executive Officer and Chairman. 800,000 of these options are at an exercise price equal to the fair market value of the Company's common stock at the date of grant and 100,000 are at an exercise price equal to 110% of the Company's common stock at the date of grant. 660,000 of the options vest immediately while the remaining options vest at the rate of 20,000 a month. In addition, the Company granted him a total of 150,000 options for each six months of employment commencing January 1, 2000, at exercise prices ranging from $10.00 to $20.00 per share after a vesting period of 6 months, and 30,000 shares of the Company's common stock.


             In January 2000, the Company granted a total of 658,000 stock options to some of its executives. The options are at an exercise price equal to the fair market value of the Company's common stock at the date of grant. 268,000 options vest immediately while the remaining options vest on a monthly basis. In addition, the Company granted the executives a total of 300,000 options for each six months of employment commencing January 1, 2000, at exercise prices ranging from $10.00 to $20.00 per share having a vesting period of six months, and 50,000 shares of the Company's common stock.


             Subsequent to year end a number of the Company's executives renegotiated their employment contracts resulting in annual increases in compensation of approximately $128,000, plus an employment contract for the chief executive officer raising his compensation to $250,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VIII of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

         The Company's Bylaws and the Florida Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to the Company's Bylaws, officers and directors of the Company are indemnified, to the fullest extent available under Florida law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was an officer, director, employee or agent of the Company. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company estimates that its expenses in connection with this Registration Statement will be as follows:

SEC registration fee........................................      $  5,700
Legal fees and expenses.....................................      $ 40,000
Accounting fees and expenses................................      $ 15,000
Miscellaneous...............................................      $  7,700
                                                                  --------
Total.......................................................      $ 68,400
                                                                  ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years the following shares were sold by us without registration under the Securities Act. No commissions were paid in connection with any of the following transactions.

         1997. On March 14, 1997, we sold 100 shares of our Series B Convertible Preferred Stock to Aurora Capital for $100,000. On September 16, 1997, the 100 shares of Series B Convertible Preferred Stock and 200 shares of outstanding Series A Convertible Preferred Stock issued in 1996 were converted into 1,183,431 shares of our common stock. These securities were issued pursuant to an exemption from registration provided by section 4(2) of the Securities Act.

         On May 19, 1997 we entered into an agreement with Melvin Rosen to restructure a $2,000,000 note issued to him in the acquisition of Channel 19, a company he owned, into a convertible debenture maturing in 12 months and bearing interest at 12% per annum. The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Mr. Rosen at the issue date of the debenture. As consideration for this debt restructuring, we agreed to issue to Mr. Rosen (i) 180,000 shares of common stock; (ii) a warrant to purchase 500,000 shares at $1.00 per share; and (iii) a warrant to purchase 500,000 shares of our common stock at $5.00 per share. These securities were issued pursuant to an exemption from registration provided by section 4(2) of the Securities Act.

         In July 1997, we entered into a two-year consulting agreement with an investment banking firm and granted the investment bankers 500,000 one-year warrant exercisable at $1.00 per share, 200,000 one-year warrants exercisable at $2.50 per share, and 100,000 three-year warrants exercisable at $2.50 per share. In October 1997, assignees of the investment banker exercised 450,000 of the one-year warrants at

$1.00 per share. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         1998. During 1998 we issued a total of 26,000 shares of our common stock for consulting services and 7,500 shares in payment of legal services. The securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         During 1998 a note payable in the principal amount of $50,000 and accrued interest was converted into 75,000 shares of our common stock. The securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         In May 1998, we sold $595,000 of 12% Convertible Subordinated Debentures due on October 31, 1999. The debentures were converted into 297,500 shares of our common stock at $2.00 per share in December 1999. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In July 1998 the remaining 50,000 one-year warrants issued to the investment banker at $1.00 per share were converted into 50,000 shares of common stock. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 1998, we sold a $500,000 12% Convertible Subordinated Debenture due on April 30, 2000. This debenture was converted into 200,000 shares of common stock at $2.50 per share. An additional 22,000 shares were also issued in lieu of accrued interest. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In a share exchange agreement effective December 10, 1998, we completed the acquisition of the Fifth Avenue Channel, Inc. (the "5th Avenue Channel"). Under the Agreement and pursuant to Section 4(2) of the Securities Act, we exchanged 335,000 shares of our common stock for 100% of the outstanding Common Stock of 5th Avenue Channel. In connection with this transaction, Ms. Ivana Trump received options to purchase 700,000 shares at various exercise prices ranging from $5.00 to $15.00 per share. The options expire in December 2001. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         1999. In 1999, we issued 300,000 shares of our common stock in connection with the acquisition of International Broadcast Consultants of America, Inc. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 1999, Mr. Rosen converted a portion of his debenture into 2,366,000 shares of our common stock in January 1999 and converted the remainder of the debenture into an additional 2,366,000 shares in March 1999. These securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         On June 29, 1999, we sold 125,000 shares of our common stock for $500,000. We also agreed to issue three-year warrants to purchase 15,000 shares of common stock at an exercise price of $5.00 per share and 5,000 shares of common stock at an exercise price of $6.00 per share. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 1999 we issued sold a total of 2,000,000 shares of common stock in consideration for $4,612,500 in the aggregate. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         2000. In March 2000, we entered into a master facility agreement with an investment which provides for 170,000 shares to be issued as a commitment fee and up to 1,200,000 to be issued upon the conversion of an equity purchase agreement in the aggregate principal amount of $6,000,000. These securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         In March 2000, we entered into a subscription agreement for the sale of 500,000 shares of our common stock at a price of $4.00 per share. These securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

         (2.1) Share Exchange Agreement by and among the Company, IBC Partners, Melvin Rosen and Ivana Trump effective December 10, 1998, dated February 18, 1999 but executed March 17, 1999.(1)

         (2.2) Amendment to Share Exchange Agreement by and among the Company, IBC Partners, Melvin Rosen and Ivana Trump dated March 8, 1999 but executed March 17, 1999.(1)

         (2.3) Asset Purchase Agreement by and between the Company and International Broadcast Consultants of America, Inc. effective as of January 19, 1999 but dated May 12, 1999.

         (3.1)    Amended and Restated Articles of Incorporation.(3)

         (3.2)    Bylaws.(4)

         (4.1)    Specimen Common Stock Certificate.(5)

         (4.2)    Specimen Warrant Certificate.(6)

         (5.1)    Opinion of Broad and Cassel.(7)

         (10.1) Debt Restructuring Agreement by and between the Company and Melvin Rosen dated May 19, 1997.(8)

         (10.2)   Secured Convertible Debenture.(9)

         (10.3)   Agreement to Convert the Secured Convertible Debenture(10)

         (10.4) Consulting Agreement between the Company, Ivana Trump and Melvin Rosen, effective November 5, 1998 dated February 28, 1999.(11)

         (10.5) Lease Agreement between Intracoastal Pacific Limited Partnership, the Company and International Broadcast Consultants of America, Inc. dated May 8, 1998.(12)

         (10.6)   Employment Agreement with Michael Tedesco dated April
                  1999.(13)

         (10.7) Employment Agreement with Adam Taylor effective January 5, 1999, but entered into August 3, 1999.(14)

         (10.8)   Employment Agreement with Eric Lefkowitz dated May 10,
                  1999.(15)

         (10.9) Exclusive Television Broadcast and Information Licensing Agreement between the Company and Zacks Investments Research, Inc. dated August 24, 1999.(16)

         (10.10) Broadcast Agreement between the Company and The Comcast Network dated September 22, 1999.(17)

         (10.11)  Stock Option Plan.(18)

         (10.12)  Agreement with Signature Products, Inc.(19)

         (10.13) Master Facility Agreement by and between the Company and Fusion Capital Fund II, LLC dated as of March 29, 2000.*

         (10.14) License Agreement between the Company and Point Video Advertising Inc. dated March 27, 2000.*

         (10.15) Affiliation and Co-Marketing Agreement between the Company and Key Trade, Inc. effective as of May 1999.*

         (10.16) Subscription Agreement between the Company and Florida Pointe, Inc. dated March 21, 2000.*

         (10.17) Carriage Agreement by and between the Company and Comcast Cable Communications, Inc. dated March 23, 2000.*

         (10.18) Co-Marketing Agreement between the Company and Infocall Communication Corp. dated March 14, 2000.*

         (10.19) Programming inclusion between the Company and America's Voice, Inc. dated March 2, 2000.*

         (10.20) Facility Use and Production Personnel Agreement between Globecast North America Incorporated and 5th Avenue Channel Corp. dated January 10, 2000.*

         (10.21)  Employment Agreement with Melvin Rosen dated January 1, 2000.*

         (10.22)  Employment Agreement with Eric Lefkowitz dated January 1,
                  2000.*


         (10.23)  Employment Agreement with Ivan Rothstein dated January 1,
                  2000.*

         (10.24)  Employment Agreement with Adam Taylor dated January 1, 2000.*

         (10.25) Employment Agreement with Joseph Andrew Tomkiewicz dated March 22, 2000.*

         (10.26) Settlement Agreement and Mutual Release between Comcast Cable Communications, Inc. and 5th Avenue Channel dated March 23, 2000.*

         (10.27) License and Production Agreement between the company and IPO Financial dated March 16, 2000.*

         (16.1)   Letter on Change in Certifying Accountants.(20)

         (21.1)   Subsidiaries of Registrant.(21)

         (23.1)   Consent of Rachlin Cohen & Holtz, LLP.*

         (23.3)   Consent of Broad and Cassel (included in Exhibit 5.1).

         (24.1)   Power of Attorney (included on signature page).

         (99.1) Financial Statements of International Broadcast Consultants of America, Inc.(22)

         (99.2) Pro Forma Financial Statements giving effect to the acquisition of certain assets of International Broadcast Consultants of America, Inc.(23)
------------
 *   Filed herewith.

(1) Incorporated by reference from Exhibits 2.1 and 2.2 filed with the Company's Current Report on Form 8-K filed March 25, 1999.

(2) Incorporated by reference from Exhibit 2.3 filed with the Company's Quarterly Report on Form 10-QSB filed May 17, 1999.

(3) Incorporated by reference from Exhibit 3.1 filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

(4) Incorporated by reference from Exhibit 3.2 filed with the Company's Registration Statement on Form SB-2, File No. 333-89042, filed on January 26, 1995.

(5) Incorporated by reference from Exhibit 4.1 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(6) Incorporated by reference from Exhibit 4.2 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(7) Incorporated by reference from Exhibit 5.1 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(8) Incorporated by reference from Exhibit 10.1 filed with the Company's Current Report on Form 8-K filed May 29, 1997.

(9) Incorporated by reference from Exhibit 10.2 filed with the Company's Current Report on Form 8-K filed May 29, 1997.

(10) Incorporated by reference from Exhibit 10.3 filed with the Company's Annual Report on Form 10-KSB filed April 15, 1998.

(11) Incorporated by reference from Exhibits 10.4 filed with the Company's Current Report on Form 8-K filed March 25, 1999.

(12) Incorporated by reference from Exhibit 10.5 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(13) Incorporated by reference from Exhibit 10.6 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(14) Incorporated by reference from Exhibit 10.7 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(15) Incorporated by reference from Exhibit 10.8 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(16) Incorporated by reference from Exhibit 10.9 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(17) Incorporated by reference from Exhibit 10.10 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(18) Incorporated by reference from Exhibit 10.11 filed with the Company's Registration Statement on Form SB-2, File No. 333-95557, filed on January 28, 2000.

(19) Incorporated by reference from Exhibit 10.12 filed with the Company's Current Report on Form 8-K filed February 25, 1999.

(20) Incorporated by referenced from Exhibit 16.1 filed with the Company's Current Report on Form 8-K filed February 25, 1999.

(21) Incorporated by reference from Exhibit 21.1 filed with the Company's Annual Report on Form 10-KSB filed April 23, 1999.

(22) Incorporated by reference from Exhibit 99.1 filed with the Company's Current Report on Form 8-K filed December 27, 1999.

(23) Incorporated by reference from Exhibit 99.2 filed with the Amendment to the Company's Current Report on Form 8-K filed December 29, 1999.


ITEM 28. UNDERTAKINGS.

RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and (iii) include any additional or changed material information in the plan of distribution.

(2) For determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of North Miami Beach in the State of Florida on the 18 day of April, 2000.

                           5TH AVENUE CHANNEL CORPORATION

                           By: /S/ MELVIN ROSEN
                               -------------------------------------------------
                               Melvin Rosen, Chairman of the Board and President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----

/S/ MELVIN ROSEN               Chairman of the Board             April 18, 2000
--------------------------         and President
Melvin Rosen               (Principal Executive Officer)

/S/ DOMINIQUE SADA*        Executive Vice President, and         April 18, 2000
--------------------------    Chief Financial Officer
Dominique Sada             (Principal Financial Officer and
                                Accounting Officer)

/S/ ERIC LEFKOWITZ*                  Director                    April 18, 2000
--------------------------
Eric Lefkowitz

/S/ DENNIS J. DEVLIN*                Director                    April 18, 2000
--------------------------
Dennis J. Devlin

/S/ SCOTT HOUSEFIELD*                Director                    April 18, 2000
--------------------------
Scott Housefield

                                     Director                    April 18, 2000
--------------------------
Larry Weinstein

                                     Director                    April 18, 2000
--------------------------
Nick van der Linden


ATTORNEY-IN-FACT

                                                                 April 18, 2000
/S/ MELVIN ROSEN
--------------------------
Melvin Rosen

                                 EXHIBIT INDEX

        EXHIBIT   DESCRIPTION
        -------   -----------

         (10.13) Master Facility Agreement by and between the Company and Fusion Capital Fund II, LLC dated as of March 29, 2000.

         (10.14) License Agreement between the Company and Point Video Advertising Inc. dated March 27, 2000.

         (10.15) Affiliation and Co-Marketing Agreement between the Company and Key Trade, Inc. effective as of May 1999.

         (10.16) Subscription Agreement between the Company and Florida Pointe, Inc. dated March 21, 2000.

         (10.17) Carriage Agreement by and between the Company and Comcast Cable Communications, Inc. dated March 23, 2000.

         (10.18) Co-Marketing Agreement between the Company and Infocall Communication Corp. dated March 14, 2000.

         (10.19) Programming inclusion between the Company and America's Voice, Inc. dated March 2, 2000.

         (10.20) Facility Use and Production Personnel Agreement between Globecast North America Incorporated and 5th Avenue Channel Corp. dated January 10, 2000.

         (10.21)  Employment Agreement with Melvin Rosen dated January 1, 2000.

         (10.22)  Employment Agreement with Eric Lefkowitz dated January 1,
                  2000.

         (10.23)  Employment Agreement with Ivan Rothstein dated January 1,
                  2000.

         (10.24)  Employment Agreement with Adam Taylor dated January 1, 2000.

         (10.25) Employment Agreement with Joseph Andrew Tomkiewicz dated March 22, 2000.

         (10.26) Settlement Agreement and Mutual Release between Comcast Cable Communications, Inc. and 5th Avenue Channel dated March 23, 2000.

         (10.27) License and Production Agreement between the company and IPO Financial dated March 16, 2000.

         (23.1)   Consent of Rachlin Cohen & Holtz, LLP.